As filed with the Securities and Exchange Commission on December 2, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORTHOMETRIX, INC.

(Name of Small Business Issuer in its Charter)

Delaware	3826	06-1387931
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

106 Corporate Park Drive, Suite 102
White Plains, NY 10604
(914) 694-2285

(Address and Telephone Number of Principal Executive Offices)

Reynald G. Bonmati
Chairman of the Board, President and Treasurer
106 Corporate Park Drive, Suite 102
White Plains, NY 10604
(914) 694-2285

(Name, Address and Telephone Number of Agent for Service)

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $.0005 par value (3)	6,721,429 shares	$0.21	$1,411,500	$151.03
Common stock, $.0005 par value (4)	4,205,000 shares	$0.21	$883,050	$94.49
Total	10,926,429 shares			$247.17

(1)	In accordance with Rule 416(a) of the Securities Act of 1933, we are also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid and ask prices reported on the Over-The-Counter Bulletin Board on November 30, 2005.

(3)	Represents shares of our common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4)	Represents shares of our common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 2, 2005

PROSPECTUS

10,926,429 Shares

ORTHOMETRIX, INC.

COMMON STOCK

This prospectus relates to 10,926,429 shares of our common stock that may be sold from time to time by the selling stockholders named in this prospectus. 6,721,429 shares of our common stock offered in this prospectus are currently outstanding and 4,205,000 shares of such common stock are issuable upon the exercise of warrants held by certain selling stockholders.

The selling stockholders will receive all of the proceeds from the sales of shares of our common stock made under this prospectus. Accordingly, we will receive no part of such proceeds. We will receive only funds from the exercise, if any, of the warrants held by certain of the selling stockholders. We are paying the expenses incurred in registering the shares of common stock offered in this prospectus, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the Over-The-Counter Bulletin Board of the National Association of Securities Dealers, Inc., or NASD, under the symbol ‘‘OMRX.OB’’. On November 30, 2005, the last reported sales price for our common stock on the Over-The-Counter Bulletin Board was $0.21 per share.

Investing in our common stock involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2005

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	17
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	17
DIVIDEND POLICY	18
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
BUSINESS	25
MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
SELLING STOCKHOLDERS	55
DESCRIPTION OF CAPITAL STOCK	58
SHARES ELIGIBLE FOR FUTURE SALE	59
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	61
EXPERTS	62
ADDITIONAL INFORMATION	62
INDEX TO FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully. It describes our business, financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including ‘‘Risk Factors’’ and our consolidated financial statements and related notes, included elsewhere in this prospectus.

In this prospectus, the terms ‘‘our company’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer to Orthometrix, Inc., a Delaware corporation, and, unless the context otherwise requires, ‘‘common stock’’ refers to the common stock, par value $0.0005 per share, of Orthometrix, Inc.

Our Company

We market, sell and service several non-invasive musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management as well as a bone measurement system for use in research and limited clinical applications. Prior to April 11, 2002, we also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by hospitals and physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. We sold this business, which at the time comprised substantially all of our assets, to Cooper Surgical Acquisition Corp., a wholly-owned subsidiary of the Cooper Companies, Inc. on April 11, 2002. We retained only the right to distribute the related bones densitometer products in the United States and Canada for in vivo and in vito research and limited clinical applications.

We currently offer 7 product lines comprised of a total of 15 models. Our principal products are the pQCT® (or XCT™) series for research applications, pQCT® (or XCT™) series for clinical applications, the pDEXA® SABRE, the Galileo™ series, the Leonardo™, the VibraFlex® series and the Orbasone™. We market, sell and service our products primarily in the United States and Canada. A small number of sales of certain of our products have been made in Australia, Taiwan and Mexico. We rely exclusively on third parties to manufacture our products.

The Offering

Common stock offered by selling stockholders	10,926,429 shares*

Common stock outstanding	43,807,368 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. We will receive only funds from the exercise, if any, of the warrants held by certain of the selling stockholders.

Terms of the offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the offering	The offering will conclude when all of the 10,926,429 shares of common stock have been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Over-the-Counter Bulletin Board	OMRX.OB

*	Represents 6,721,429 shares of our common stock that were issued to selling stockholders and 4,205,000 shares of our common stock underlying warrants that were issued to selling stockholders.

Summary Financial Data

The following table presents summary financial and operating data as of December 31, 2004 and for the years ended December 31, 2003 and 2004, which has been derived from our audited financial statements included elsewhere in this prospectus, and as of September 30, 2005 and for the nine months ended September 30, 2004 and 2005, which has been derived from our unaudited financial statements included elsewhere in this prospectus. The unaudited data has been prepared on the same basis as our audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our operating results for these periods and our financial condition as of these dates. The selected financial data does not purport to indicate results of operations as of any future date or for any future period. The summary financial data should be read in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our audited and unaudited financial statements and notes thereto, which are included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,	Year Ended December 31,
	2005	2004	2004	2003
	(unaudited)
Statement of Operations Data:
Total revenue	$1,165,445	$834,081	$1,179,877	$1,572,753
Total cost of revenue	2,652,001	1,789,569	2,836,228	2,874,066
Operating loss	(1,486,556)	(955,488)	(1,656,351)	(1,301,313)
Interest Expense	(36,692)	(138,581)	(288,371)	(50,702)
Other Income	—	—	537	2,859
Net loss	(1,523,248)	(1,094,069)	(1,944,185)	(1,349,156)
Net loss attributable to common stockholders	(1,523,248)	(1,094,069)	(1,944,185)	(1,349,156)
Basic and fully diluted net loss per share	(.04)	(.04)	(.06)	(.05)
Basic and fully diluted weighted average shares outstanding	41,472,122	29,732,512	31,235,286	29,544,621

	As of September 30, 2005	As of December 31, 2004
	(unaudited)
Balance Sheet Data:
Cash	$14,429	$0
Total current assets	440,992	378,031
Total current liabilities	598,562	1,245,468
Additional paid-in capital	42,845,221	40,618,373
Accumulated deficit	(42,997,498)	(41,474,250)
Total stockholders’ deficit	(130,412)	(838,023)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations would be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known, or that are not currently believed to be important to you, if they materialize, also may adversely affect us.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern. We have not been profitable over the past three years and expect our operating losses to continue for the foreseeable future.

We have generated limited revenues to date, experienced negative cash flows since the sale of our primary business in April 2002 and financed our operations through the sale of equity securities and the issuance of debt. For the past two calendar year period, we experienced aggregate net losses from operations of $3,293,341 and negative cash flow from operations of $2,180,729. Based upon the lack of cash or cash equivalents available to us at December 31, 2004, our independent auditors expressed doubt about our ability to continue as a going concern. For the nine months ended September 30, 2005, we experienced a net loss of $1,523,248 and negative cash flow from operations of $1,403,767. Our cash position at September 30, 2005 was $14,429. We expect to continue to incur operating losses through the end of this year and for the foreseeable future. There can be no assurance that we will ever be profitable. Failure to achieve profitability would materially and adversely affect our value and our ability to complete additional debt or equity financings. Thus, there is substantial risk that the value of any investment in us may be lost.

Our future capital needs are uncertain. We will need to raise substantial additional funds in the near future and these funds may not be available on acceptable terms or at all.

We will require substantial additional funding in order to continue to develop our products, conduct pre-clinical and clinical testing of new products, and acquire or license complementary technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. We may encounter unforeseen delays and costs, including additional research and development and other operating expenses, that may require us to seek additional capital more quickly than anticipated. Such funding would be in the form of equity or debt financing. Our continued existence is also dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of some of our product lines.

Although we obtained a $350,000 line of credit from HSBC Bank USA, N.A. in October 2005, we do not currently have sufficient credit facilities or arrangements in place as a source of working capital and there can be no assurance that we will be able to raise sufficient additional capital or raise such capital on acceptable terms or when we need it. If such capital is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or stop the development of our products and/or cease our operations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt and could increase our expenses, and would be required to be repaid regardless of our operating results. Moreover, we may be required to issue equity securities in connection with such debt financing.

Equity financing, even if obtained, could result in ownership and economic dilution to our existing stockholders and/or require such stockholders to waive certain rights and preferences. If we raise additional funds through collaboration and licensing arrangements with third parties, we may be required to relinquish valuable rights in respect of our products.

Our future funding requirements will depend on many factors that are unknown to us, including:

•	the scope, progress, results and costs of pre-clinical development, laboratory testing and clinical trials for any new products;

•	the costs, timing and outcome of regulatory reviews of our products;

•	the costs of maintaining, enforcing and defending intellectual-property-related claims;

•	our ability to establish strategic collaborations and licensing or other arrangements on terms favorable to us; and

•	the costs of establishing arrangements for manufacturing, sales and marketing of our products.

If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or customer requirements.

We have a limited operating history in our current product lines.

In April 2002, we sold our primary business, which at the time comprised substantially all of our assets, to Cooper Surgical Acquisition Corp., or Cooper. As a result, we should be considered to be engaged in our current line of business for a very limited time. Thus, we face the risks and problems associated with businesses in their early stages and with limited operating histories on which an evaluation of their prospects can be made. We should be evaluated in light of the uncertainties, delays, difficulties and expenses commonly experienced by companies like us, which generally include unanticipated problems and additional costs relating to the development and testing of products, product approval or clearance, regulatory compliance, production, marketing, and competition. Many of these factors may be beyond the control of our management, including but not limited to unanticipated results of product tests requiring modification in product design, changes in applicable government regulations or the interpretation thereof, market acceptance of our products and development of competing products by others. In addition, our financial performance will be subject to other factors beyond our control, including general economic conditions and conditions in the healthcare and fitness industries.

We depend on key members of our management and advisory team and will need to add and retain additional leading experts.

Our success depends, to a significant extent, on the continued services of our current management team and the recruitment of other key personnel. In particular, our performance depends, in large part, upon the continued service of Reynald Bonmati. We currently do not have key-man life insurance on Mr. Bonmati or any other personnel and have no plans to obtain such insurance. The loss of services of Mr. Bonmati would disrupt our operations and negatively affect investors’ and potential business prospects’ perception of our company.

Our success is also dependent in large part upon our ability to retain leading experts in the musculoskeletal and podiatric industries. Qualified individuals are in extremely high demand and are often subject to competing offers. We will need to add skilled personnel in the areas of regulatory affairs, sales and marketing. There can be no assurance that we will be able to attract and retain the experts and professionals needed for the success of our business. Our inability to hire these professionals as needed would have an adverse effect on our business and prospects.

Market acceptance of our products is vital to our future success.

There can be no assurance that our products or proposed products will gain any significant degree of market acceptance among healthcare providers, patients, or the fitness industry, or acceptance by third-party payers (including, without limitation, health insurance companies, Medicaid and Medicare). Such market acceptance may depend upon numerous factors, many of which are not under our control, including:

•	the safety and efficacy of our products, as demonstrated in our clinical trials;

•	favorable regulatory approval and product labeling;

•	the frequency of product use;

•	the availability, safety, efficacy and ease of use of alternative technologies;

•	the price of our products relative to alternative technologies; and

•	the availability of third-party reimbursement of costs for the customer.

Failure of our proposed products to achieve significant market acceptance would have a material adverse effect on our business, financial condition and results of operations.

We depend on third-party reimbursement to our customers for market acceptance of our products. If third-party payers fail to provide appropriate levels of reimbursement for the purchase and use of our products, our results of operations and business prospects would be adversely affected. Our performance also could be harmed by healthcare cost containment initiatives.

In the United States, healthcare providers that purchase medical devices generally rely on third-party payers, such as Medicare, Medicaid, private health insurance plans and health maintenance organizations, to reimburse all or a portion of the cost of such devices as well as any related healthcare services. Reimbursement of the cost of our products by third-party payers would depend on a number of factors, including the payer’s determination that the use of our products is clinically useful and cost-effective, medically necessary and not experimental or investigational. Also, third-party payers are increasingly challenging the prices charged for medical products and services. Since reimbursement approval is required from each payer individually, seeking such approvals can be a time-consuming and costly process. In the future, this could require us or our marketing partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each payer separately. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products, such as ours. Third-party payers are increasingly attempting to contain the costs of healthcare products and services by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the United States Food and Drug Administration, or FDA, has not granted marketing approval. There can be no assurance that third-party reimbursement coverage will be available or adequate for any products or services that we develop or market.

Outside of the research market, the pQCT® bone densitometry products marketed by us are purchased principally by hospitals, managed care organizations, including independent practice associations and physician practice organizations or independent physicians or physician groups, that are regulated in the United States by federal and state authorities and that typically bill and are dependent upon various third party payers, such as federal and state governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for reimbursement of the cost of our products. The Centers for Medicare and Medicaid Services, or CMS, establishes new reimbursement codes and recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has effected increases and decreases in its recommended reimbursement rates for bone densitometry examinations and has made changes in the types of examinations eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time. However, the current sales volume of our pQCT® equipment subject to reimbursement (that is, outside of its use in research) is no longer significant to our results of operations since the sale of the primary non-research applications for this product line to Cooper in 2002.

The cost of pain management products is reimbursed only under limited circumstances. Although a Current Procedural Terminology (CPT) code for the Orbasone™ covering plantar fasciitis was published in October 2005 and is expected to be in effect as of January 1, 2006, there can be no assurance that CMS or other third party payers will reimburse or continue to reimburse patients for pain management systems and pain treatment sessions involving the Orbasone™ system or that the reimbursement levels will be sufficient to make the purchase of the Orbasone™ attractive to healthcare providers.

As with general exercise equipment which requires no professional supervision, the Galileo™ and VibraFlex® series of musculoskeletal development products are not covered under federal or state healthcare insurance programs or by third party health insurance payers. However, as with other exercise equipment used during an exercise session provided by a licensed physical therapy provider, sessions using the Galileo™ and VibraFlex® series may be reimbursed under various reimbursement codes for which CMS establishes recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has effected increases and decreases in its recommended reimbursement rates and has made changes in the types of sessions eligible for reimbursement. There can be no assurance that CMS will not continue to make changes in such eligibility from time to time. We could be materially and adversely affected by such changes.

We have a concentration of customers.

During 2004, approximately 48% of our total sales were derived from four customers. For the nine months ended September 30, 2005, approximately 64% of our total sales were derived from seven customers. We generally sell on credit terms ranging from thirty to ninety days or against irrevocable letters of credit. Any financing of the end user is the decision of, and dependent on the credit approval of, various equipment lessors with which we have a relationship or the customer’s own credit facility. The loss of any of these customers would have a material adverse effect on our revenues.

Some of our products are subject to governmental regulations. Product introductions or modifications may be delayed or canceled if we are unable to obtain regulatory clearance or approval.

The bone densitometry and pain management products marketed by us are medical devices which are subject to extensive regulation in the United States and in the several foreign countries where these products are developed, tested, manufactured and marketed. Unless an exemption applies, each medical device that we wish to market in the United States must first receive either a premarket approval application, or PMA, or a Section 510(k) clearance from the FDA, with respect to each application of the product’s use we intend to market.

The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval or clearance, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in, among other things, fines, injunctions, civil penalties, refusal to approve or clear new applications or notifications, withdrawal of existing product approvals or clearances, product seizures, recalls, total or partial suspension of production, operating restrictions and criminal prosecutions. Our failure to comply with regulatory requirements, including any future changes to such requirements, would have a material adverse effect on our business, financial condition and results of operations.

The regulatory process also may delay the marketing of new products for lengthy periods and impose substantial additional costs or it may prevent the introduction of new products altogether. Delays in receipt of or failure to receive clearances or approvals for new products would adversely affect our marketing of such products and our results of operations.

Medical devices are classified as either Class I, II, or III based on the risk presented by the device. Class I devices generally do not require review and approval or clearance by the FDA prior to marketing in the United States. Class II devices generally require premarket clearance through the Section 510(k) premarket notification process, and Class III devices generally require premarket approval through the lengthier PMA process. Orthometrix markets Class I, II, and III devices. Section 510(k) submissions may be filed only for those devices that are ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for PMAs. A Section 510(k) submission generally requires less data than a PMA. The FDA must determine whether or not to clear a Section 510(k) submission within 90 days of its receipt. The FDA may extend this time period, however, if additional information is needed to demonstrate substantial equivalence. If a device is not ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not previously called for PMAs, a PMA is required. The PMA approval procedure involves a more complex and lengthy testing and FDA review process than the Section 510(k) premarket notification process. There can be no assurance that clearances or approvals will be obtained on a timely basis, if at all. Modifications or enhancements to products (or in the products’ labeling or manufacturing process) that have been cleared through the Section 510(k) process or approved through the PMA process and that could effect a major change in the intended use, or affect the safety or effectiveness, of the device, would require further FDA review and clearance or approval through new Section 510(k) or PMA submissions.

We have received Section 510(k) clearance from the FDA for all our pQCT® bone densitometers marketed in the United States for use in humans. The pain management devices (Orbasone™) marketed by us in the United States were classified by the FDA in August 1998 as Class I devices exempt from Section 510(k) premarket notification requirements. We distributed the Orbasone™ and began generating modest sales in fiscal year 2000. However, on June 21, 2000, the FDA informed MIP GmbH, or MIP, a German corporation, the developer and licensor of the Orbasone™, that it had erred in its classification of the Orbasone™ and we suspended marketing of the Orbasone™. The FDA then determined that the Orbasone™ is a Class III device requiring PMA approval. Following such determination, MIP granted us the exclusive and perpetual authority, right and license in North America, to seek PMA approval for the Orbasone™, and to manufacture, market, sell and service the Orbasone™. In August 2005, we received approval from the FDA to market the Orbasone™ for sale in the United States for the treatment of chronic plantar fasciitis (foot pain).

The Galileo™ and VibraFlex® musculoskeletal development line of products for use in sports and fitness are not considered medical devices subject to FDA regulation but are consumer products subject to regulation under the Consumer Product Safety Act. However, we requested and received on July 25, 2002 a written opinion from the FDA regarding the classification of our vibration technology (the Galileo™ and VibraFlex®) for uses in connection with certain medical conditions as a Class I device exempt from Section 510(k) premarket notification requirements.

We may export a medical device not approved in the United States to any country without obtaining FDA approval, provided that the device (i) complies with the laws of that country and (ii) has valid marketing authorization or the equivalent from the appropriate authority in a ‘‘listed country.’’ The listed countries are Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa and countries in the European Union and the European Economic Area. Export of unapproved devices that would be subject to PMA requirements if marketed in the United States and that do not have marketing authorization in a listed country generally continue to require prior FDA export approval.

Our products are subject to continuing regulatory review and extensive post-market regulatory requirements, which could affect the manufacturing and marketing of our products.

The FDA continues to regulate medical device products even after they have received initial approval or clearance. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable FDA regulations, which include testing, control and documentation requirements. In addition, all establishments, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under the authority of the FDA to determine whether the manufacturing establishment is operating in compliance with FDA Quality System Regulation, or QSR, requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The FDA also requires that medical device manufacturers undertake post-market reporting under the Medical Device Reporting Regulation for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA. Our promotional materials must be consistent with our current market clearances and approvals and in compliance with other applicable regulations. The determination of whether we are making unapproved, ‘‘off-label,’’ or new claims or false, misleading, or unsubstantiated claims can be subjective and the FDA may disagree with our determination. If the FDA determines that our promotional materials constitute promotion of an unapproved use or makes false or misleading claims, or claims unsupported by adequate scientific data, the agency could subject us to serious enforcement sanctions and/or limit the promotional claims that we can make for our devices.

Manufacturing processes for the products marketed by us are also subject to stringent federal, state and local laws and regulations governing the use, generation, storage, handling and disposal of certain materials. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and the Resource Conservation and Recovery Act. Suppliers of components of, and products used to manufacture, our products must also comply with FDA and other foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject us and our suppliers to potential inspections and stoppages. Our suppliers may not satisfy these requirements.

Our products also are subject to regulatory requirements for electronic products under the Radiation Control for Health and Safety Act of 1968. The FDA requires that manufacturers of diagnostic x-ray systems comply with certain performance standards, recordkeeping, reporting, and labeling requirements.

If we or our suppliers do not achieve and maintain required regulatory approvals for our manufacturing operations, our commercialization efforts could be delayed, which would harm our business and our results of operations.

Interpretation and enforcement of existing or future federal and state laws regulating healthcare could have a material adverse effect on our business prospects and financial condition.

The interpretation and the enforcement of federal and state laws regulating healthcare are complex and difficult. There is little in the way of consistent useful rulings to help guide us in our actions. We have not received, nor applied for, any legal determinations from any federal or state judicial or regulatory authority and many aspects of our business operations have not been the subject of federal or state regulatory interpretation. The laws applicable to us are subject to evolving interpretations, and therefore there can be no assurance that a review of our operations by federal or state judiciary or regulatory authorities will not result in a determination that we have violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on us.

The federal self-referral law (known as the ‘‘Stark Law’’) imposes restrictions on physicians’ self-referrals for certain designated health services reimbursable by Medicare or Medicaid to entities with which any such physician (or an immediate family member) has a financial relationship, whether through an ownership, debt or compensation arrangement, and it prohibits an entity from billing Medicare, Medicaid, or any other Federal healthcare program, for services rendered pursuant to a prohibited referral. Violations can result in denial and recoupment of payments for services, imposition of substantial civil or monetary penalties and exclusion from Medicare and Medicaid. In addition, several states have adopted self-referral laws, some of which are not limited to Medicare or Medicaid reimbursed services or to certain designated health services. Violation of any such laws may result in the imposition of penalties on the physicians pursuant to applicable laws and regulations, including fines and suspension or revocation of the physician’s license. Investors should make their own determination as to the risk of violation of the Stark Law.

The anti-kickback provisions of the Social Security Act prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration overtly or covertly in return for, or as an inducement for, referrals of patients for items or services reimbursable, in whole or in part, under Medicare, Medicaid or other Federal healthcare programs. Violation of these provisions, which are commonly known as the ‘‘Fraud and Abuse Law,’’ can lead to the imposition of civil and criminal penalties upon all parties involved, including substantial monetary penalties and exclusion from Medicare, Medicaid and other Federal health care programs. The scope of prohibited conduct under the Fraud and Abuse Law is broad and it extends to economic arrangements involving hospitals, physicians and their business partners. Applicable state laws and regulations may also prohibit the payment of remuneration in return for referrals. Violation of these state regulations may result in the imposition of monetary penalties on physicians and other licensed healthcare professionals, and suspension or revocation of professional health care licenses. Our operations do not meet the requirements of a Safe Harbor available under the Fraud and Abuse Law. While the failure to meet the Safe Harbor criteria does not, per se, indicate a violation of the law, there can be no assurance that our operations do not, or in the future will not, violate such law, and any sanctions imposed upon us may adversely affect our business prospects and financial condition.

State laws and regulations combine to regulate the provision of healthcare services by prohibiting business entities, such as us, from practicing medicine or otherwise providing healthcare services without a license and from exercising control over the medical judgments or decisions of physicians and licensed entities. A physician or other licensed healthcare provider may delegate certain non-medical business functions to an unlicensed entity, as long as the rights and responsibilities with respect to the provision of, and control over, healthcare services are reserved to the physician or licensed provider. Violation of these requirements could result in civil and criminal sanctions against us. While we believe that our business as structured materially complies with these laws, there can be no assurance that the regulatory authorities or other parties will not assert that we are engaged in the corporate practice of medicine or the unlicensed provision of healthcare services, and if such an action is taken or such a determination is made, it could materially adversely affect our business prospects and financial condition.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

We intend to market our products in international markets on a limited basis. We currently market certain products through distributors in Australia and Taiwan and sell directly to customers in Canada and Mexico.

In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, in addition to other risks. We may not obtain foreign regulatory approvals on a timely basis, if at all. Importantly, approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA.

To market in Europe, a manufacturer must obtain the certifications necessary to affix to its products the CE Mark. The CE Mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain and to maintain a CE Mark, a manufacturer must be in compliance with the appropriate quality assurance provisions of the International Standards Organization and obtain certification of its quality assurance systems by a recognized European Union notified body. However, certain individual countries within Europe require further approval by their national regulatory agencies.

We may not receive necessary approvals and certifications to commercialize our products in any foreign market outside of Canada. Failure to obtain such regulatory approvals or certificates could have a material adverse effect on our business prospects.

We may be unable to compete successfully with our competitors.

The medical device industry is constantly evolving and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in our industry. In addition, most, if not all, of our existing competitors and potential competitors have substantially greater financial, research and development capabilities, managerial, marketing and technological resources, and established reputations for success in developing, selling and servicing products.

We believe that the pQCT®-based products we market provide measurement capabilities, such as three-dimensional measurements and separate measurement of cortical and trabecular bone, not available with traditional DXA-based technology (Dual Energy X-Ray Absorptiometry), at prices competitive with systems using that technology. In the research market, the range, accuracy and precision of measurements are the principal competitive factors. Despite the absence of directly similar products, however, there are numerous competing approaches and products that compete with the pQCT® products.

Our primary competitor for the sale of the pQCT® products are entities that market micro CT products which compete on the basis of image resolution, but are generally more expensive. Such competitors include Scanco, Skycan and General Electric.

Our pDEXA® SABRE is a DXA-based system used to measure bone mass and determine body composition of small laboratory animals. It is being phased out due to the increasing use of the pQCT® technology in bone and muscle research. Our main competitor for the sale of the pDEXA® SABRE was General Electric, who discontinued its product two years ago.

We believe that our Galileo™ and VibraFlex® products offer a novel approach to muscle strength development. Despite the absence of directly similar products, there are a number of competing approaches and products that develop muscle strength. We expect that existing and new competitors will continue to introduce products that are directly or indirectly competitive with the Galileo™ and VibraFlex® products. Such competitors may be more successful in marketing such products. There can be no assurance that we will be able to compete successfully in this market.

Our primary competitors for the sale of musculoskeletal development products are marketers of exercise equipment such as OMNI Fitness and Stairmaster. These companies have products that compete directly with the products marketed by us in certain segments of the market. Other smaller companies, such as Power Plate are marketing products that compete directly with the Galileo™ and VibraFlex® series of products. There can be no assurance that our competitors will not develop and market products that make use of the Galileo™'s and VibraFlex®'s novel approach or that are lower priced or better performing as compared to the Galileo™ or VibraFlex® products.

The Leonardo™ is a human performance measurement device used to quantify the progress made by individuals using the Galileo™ and VibraFlex® exercise systems. Our primary competitor is Kistler.

The pain management systems market is also highly competitive. We only first received approval from the FDA to market the Orbasone™ in the United States for the treatment of chronic plantar fasciitis in August 2005. We intend to continue to seek approval from the FDA for the marketing of the Orbasone™ in the United States for the treatment of other conditions but there can be no assurance that such approval will be obtained. Several companies have developed or are developing devices that compete or will compete with the Orbasone™. Our primary competitors for the sales of pain management systems are Donier MedTech, SanuWave, Inc., and Siemens AG and Medispec Ltd., which have products that have already obtained premarket approval from the FDA, as well as Storz Medical, MTS Medical Technologies & Services GmbH, and other companies that have or potentially plan to have products that are in various stages of the FDA review process for the purpose of obtaining premarket approval.

We may be subject to product liability claims and our insurance may not be sufficient to cover the claims, or we may be required to recall our products.

We market medical and other devices that may be subject to product liability claims. The medical device industry has been historically litigious and we face an inherent business risk of financial exposure to product liability claims. This could result in a recall of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We may also be required to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, financial condition and results of operations.

Our agreements with the manufacturers of the products distributed by us require that such manufacturers maintain product liability insurance that covers us as an additional named insured. There is no assurance that existing coverage will be sufficient to protect us from risks to which we may be subject, including product liability claims, or that product liability insurance will be available to us at a reasonable cost, if at all, in the future or that insurance maintained by the manufacturers will cover us.

We maintain product liability insurance on a ‘‘claims made’’ basis with respect to our products in the aggregate amount of $4.0 million, subject to certain deductibles and exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance is expensive and may not be available in the future on acceptable terms, or at all.

We may face challenges to our intellectual property rights.

Our ability to develop and maintain intellectual property rights is critical for our future success. Although the owner of Novotec Maschinen GmbH, a German corporation, or Novotec, from whom we license the Galileo™ vibration technology used in our VibraFlex® products, has applied for patents regarding such technology and has already received certain patents, namely in Germany and in the United States, none of our other products are covered by patent protection. Instead, we rely on a combination of contractual requirements, trade secret protections, know-how and trademarks to protect the intellectual property that we own and license. There can be no assurance that these measures will be adequate to protect our intellectual property rights. To the extent that intellectual property rights are not adequately protected, we may be vulnerable to competitors who attempt to copy our products or gain access to the trade secrets and know-how related to such products. Further, there can be no assurance that our competitors will not independently develop substantially equivalent or superior technology. In addition, third parties could obtain patents that may require licensing for the conduct of our business, and there can be no assurance that we would be able to obtain the required licenses. Our business also depends on proprietary information regarding customers and marketing, and there can be no assurance that we will be able to protect such information.

While we are not the subject of any litigation regarding proprietary rights, and we believe that the technologies used in our products were developed independently and do not infringe other parties’ patents and proprietary rights, our competitors may assert that our products or the methods they employ are covered by patents held by them. Litigation may be necessary to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. Any future litigation, regardless of the outcome, could result in substantial expense and significant diversion of the efforts of our management. An adverse determination in any such proceeding could subject us to significant liabilities to third parties, or require us to seek licenses from third parties or pay royalties that may be substantial. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing or selling certain of our products which in turn would have a material adverse effect on our business, financial condition and results of operations.

We are dependent on a limited number of suppliers and third party manufacturers and the loss of any of them could adversely affect our business. Manufacturing facilities for our products must comply with applicable regulatory requirements and stringent quality control issues. If our suppliers fail to achieve regulatory approval for these manufacturing facilities and/or are unable to maintain stringent quality controls, the clinical development and commercialization of our proposed products would be harmed.

Since the sale of substantially all of our bone measurement business in April 2002, we have relied exclusively on third parties for the manufacturing of our products. Manufacturing consists primarily of testing components, forming and painting of plastic covers, final assembly and quality assurance testing. We also rely upon our vendors for the supply of raw materials and product components used in the manufacture of our products. If we are unable to obtain components for any of our products, or are unable to obtain such components on commercially reasonable terms, we may not be able to manufacture or distribute our products on a timely and competitive basis. If we experience any delays in product availability, the costs incurred in locating alternative suppliers could have a material adverse effect on our results of operations.

The pQCT® products marketed by us were developed by Norland Corporation, a company we acquired in 1997 and Stratec Medizintechnik Gmbh, or Stratec. These products are manufactured for us by Stratec at its facilities located in Pforzheim, Germany. The VibraFlex® 500 product was developed by us and is manufactured for us by Kimchuk, Inc., or Kimchuk, at its facilities located in Connecticut. The Galileo™, Leonardo™ and the Mini VibraFlex® products marketed by us were developed and are manufactured by Novotec at its facilities located in Pforzheim, Germany. In 2002, we acquired rights to manufacture the Orbasone™ under a license from MIP and have since retained Kimchuk to manufacture the Orbasone™ in the United States for the United States and Canadian markets. We are dependent on several component manufacturers to supply sufficient components for the Orbasone™ systems, and on Kimchuk to assemble such components.

Some components are manufactured in accordance with specifications that are specific to the Orbasone™, pQCT®, Galileo™, Leonardo™, Mini VibraFlex® and VibraFlex® 500 products and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.

Fluctuations in foreign currencies could have an adverse effect on our financial condition, cash flows and results of operations. Our international sales are subject to numerous risks.

While our purchases and sales of products are made primarily in United States dollars, a portion of our products are supplied by Stratec and Novotec in Germany and our payments to these manufacturers are made in euros. As a result, our costs may fluctuate along with the currencies and general economic conditions in the foreign countries in which we do business (currently Canada, Mexico, Australia and Taiwan) which could harm our operating results. Any significant and lasting change in the exchange rates between the United States dollar and these foreign currencies could have a material adverse effect on our financial condition, cash flows and results of operations.

Additionally, while our international sales are not significant, our potential growth of international sales can be adversely affected by, among other things, disruptions caused by political instability, the imposition of government controls, trade restrictions, changes in tariffs, competition, difficulties coordinating foreign distribution, fluctuations in overseas economic conditions, international currency exchange rates, difficulty gaining market acceptance in each country’s medical community and possible regulatory constraints on our ability to maintain or increase prices.

Risks Related to Investments in our Common Stock

The trading market in our common stock is limited and illiquid and may cause volatility in the market price.

Our common stock is currently traded on a limited basis on the Over-The-Counter Bulletin Board under the symbol ‘‘OMRX.OB.’’ The Over-The-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system, or the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain.

The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Thus, the market price for our common stock is subject to volatility and holders of common stock may be unable to resell their shares at or near their original purchase price or at any price. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock price is volatile and could decline in the future.

The stock market, in general, and the market price for shares of medical device companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the medical device and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	the results of preclinical studies and clinical trials by us or by our competitors;

•	concern as to, or other evidence of, the safety or efficacy of our proposed products or our competitors’ products;

•	announcements of technological innovations or new products by us or our competitors;

•	United States and foreign governmental regulatory actions;

•	actual or anticipated changes in medical reimbursement policies;

•	developments concerning our proprietary rights or our competitors’ rights (including litigation);

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	market conditions for life science stocks in general;

•	the issuance of new equity securities in a future offering;

•	changes in interest rates;

•	market conditions of securities traded on the OTC Bulletin Board;

•	investor perceptions of us and the medical device industry generally; and

•	general economic and other national conditions.

Our common stock is considered a ‘‘penny stock’’ and as a result, related broker-dealer requirements affect its trading and liquidity.

Our common stock is considered to be a ‘‘penny stock’’ since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the common stock trades at a price less than $5.00 per share; (ii) the common stock is not traded on a ‘‘recognized’’ national exchange; (iii) the common stock is not quoted on the NASDAQ Stock Market, or (iv) the common stock is issued by a company with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a ‘‘penny stock’’ is that securities broker-dealers cannot recommend our common stock to investors, thus hampering its liquidity.

Section 15(g) and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with documentation disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the documents before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any of our shares.

Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to this resale prospectus may have an adverse effect on the market price of our common stock.

Our executive officers, directors and principal stockholders have substantial holdings, which could delay or prevent a change in corporate control favored by our other stockholders.

Reynald G. Bonmati, our Chairman of the Board and President; Psilos Group Partners II SBIC, L.P., Albert S. Waxman, one of our Directors and a Senior Managing Partner of Psilos Group Managers, LLC; Michael W. Huber, one of our Directors; and Rock Creek Investment Partners, L.P., beneficially own or control, in the aggregate, over 80% of our outstanding voting securities (Mr. Bonmati controls over 50%). As a result, these stockholders possess significant influence, giving them the ability, among other things, to elect a majority of our Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer in a transaction that may be favored by other stockholders.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the Securities and Exchange Commission, or SEC, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. These rules will apply to our financial reporting for fiscal year 2006. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards and will impose significant additional expenses on us. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required by the SEC to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing corporate governance and public disclosure regulations may result in additional expense.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Certain provisions of our Certificate of Incorporation and Delaware law may adversely affect minority stockholders.

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party.

In addition, we are subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

We do not foresee paying cash dividends in the foreseeable future.

We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains statements relating to our future business and results, including, without limitation, the statements under the captions ‘‘Summary,’’ ‘‘Risk Factors,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Business.’’ These statements include certain projections and business trends that are ‘‘forward-looking’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like ‘‘may,’’ ‘‘will,’’ ‘‘could,’’ ‘‘should,’’ ‘‘project,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘estimate,’’ ‘‘ongoing,’’ ‘‘forecast,’’ ‘‘potential,’’ ‘‘intend,’’ ‘‘continue’’ and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under ‘‘Risk Factors’’ and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	our limited operating history in our current product lines;

•	our history of operating losses;

•	our ability to successfully commercialize our products or proposed products is unproven;

•	a lengthy approval process and the uncertainty of FDA and other government regulatory requirements may have a material adverse effect on our ability to commercialize our products;

•	clinical trials may fail to demonstrate the safety and effectiveness of our products, which could have a material adverse effect on our ability to obtain government regulatory approvals;

•	the degree and nature of our competition;

•	our ability to employ and retain qualified employees;

•	our ability to be reimbursed by third-party payers;

•	the limited trading market for our common stock; and

•	the other factors referenced in this prospectus, including, without limitation, under the sections entitled ‘‘Risk Factors,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Business.’’

These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders covered by this prospectus. We will, however, receive funds from the exercise of warrants held by the selling stockholders, if exercised. Such funds will be used for working capital and general corporate purposes. We are paying the expenses incurred in registering the shares of common stock offered in this prospectus, but all selling and other expenses incurred by the selling stockholders will be borne by them.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since September 23, 1998, our common stock has traded on the Over-The-Counter Bulletin Board under the symbol ‘‘OMRX.OB’’. Prior to September 23, 1998, our common stock was traded on the NASDAQ National Market. The following table sets forth, for the periods indicated, the high and low bid prices per share of common stock, as reported by the Over-The-Counter Bulletin Board for the respective periods. The following prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

PERIOD FROM JANUARY 1, 2003 THROUGH DECEMBER 31, 2003:

	High	Low
First Quarter	$0.06	$0.04
Second Quarter	0.05	0.04
Third Quarter	0.05	0.03
Fourth Quarter	0.05	0.03

PERIOD FROM JANUARY 1, 2004 THROUGH DECEMBER 31, 2004:

	High	Low
First Quarter	$0.13	$0.05
Second Quarter	0.20	0.10
Third Quarter	0.19	0.10
Fourth Quarter	0.53	0.18

PERIOD FROM JANUARY 1, 2005 THROUGH NOVEMBER 30, 2005:

	High	Low
First Quarter	$0.50	$0.27
Second Quarter	0.41	0.21
Third Quarter	0.35	0.19
Fourth Quarter (through November 30, 2005)	0.24	0.19

On November 30, 2005, the closing sales price for our common stock, as reported by the Over-The-Counter Bulletin Board, was $0.21 per share. On that date, there were approximately 93 holders of record of our common stock. This number excludes persons whose shares were held of record in ‘‘nominee’’ or ‘‘street’’ name by a bank, broker or clearing agency.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our outstanding shares of common stock since our inception and do not expect to declare or pay any cash dividends in the foreseeable future. Our policy has been to reinvest any earnings in the development and operation of our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the audited and unaudited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The analysis set forth below is provided pursuant to applicable SEC regulations and is not intended to serve as a basis for projections of future events.

We were organized as a Delaware corporation under the name Norland Medical Systems, Inc. on December 21, 1993. We market, sell and service several non-invasive musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management as well as a bone measurement system for use in research and limited clinical applications. Prior to April 11, 2002, we also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by hospitals and physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. We sold this business, which at the time comprised substantially all of our assets, to Cooper Surgical Acquisition Corp., a wholly-owned subsidiary of the Cooper Companies, Inc. on April 11, 2002. We retained only the right to distribute the related bones densitometer products in the United States and Canada for in vivo and in vito research and limited clinical applications.

We have generated limited revenues since 2002, experienced negative cash flows since the asset sale in 2002 and have financed our operations since 2002 through the sale of equity securities and the issuance of debt. For the past two calendar year period (2004 and 2003), we experienced aggregate net losses from operations of $3,293,341 and total negative cash flow from operations of $2,180,729. For the nine months ended September 30, 2005, we experienced a net loss of $1,523,248 and negative cash flow from operations of $1,403,767. We expect to continue to incur operating losses throughout the end of this year and for the foreseeable future.

Our continued existence is dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of our product lines.

Our results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2005.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported amount of revenues and expenses during the periods presented. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time they are made.

We believe the following accounting policies involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts. We sell our products directly to customers and through third-party dealers and distributors. Revenue is generally recognized at the time products are shipped and title passes to the customer. We estimate and record provisions for product installation and user training in the period that the sale is recorded.

Other than the bone densitometry systems, our products are covered by warranties provided by our vendors. Therefore, no warranty reserve is required on such products. In the United States and Canada, we offer one-year warranties covering parts and labor on both hardware and software components of our bone densitometry systems (except for computer systems, if any, which are covered under their respective manufacturers’ warranty). Outside of the United States and Canada, we only offer one-year warranties on parts; the labor warranty is provided by our distributors. The provision for product warranties represents an estimate for future claims arising under the terms of our various product warranties. The estimated future claims are accrued at the time of sale. To the extent that we provide warranty services for products that we do not manufacture, we invoice the manufacturer for the costs of performing such warranty services.

We have no obligations to provide any other services to any of our third party dealers or distributors or their customers.

We provide estimated inventory allowances for slow-moving and obsolete inventory based on current assessments about future demands, market conditions and related management initiatives. If market conditions are less favorable than those projected by management, additional inventory allowances may be required.

We provide allowances for uncollectable receivable amounts based on current assessment of collectability. If collectability is less favorable than those projected by management, additional allowances for uncollectability may be required.

We account for deferred income taxes by recognizing the tax consequences of ‘‘temporary differences’’ by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. We realize an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

Liquidity and Capital Resources

We have financed our operations for the past three years through the sale of equity securities and the issuance of debt. For the past two years (2004 and 2003), we incurred aggregate net losses from operations of $3,293,341 and negative cash flow from operations of $2,180,729. During the nine months ended September 30, 2005, we incurred a net loss of $1,523,248 and negative cash flow from operations of $1,403,767. Based upon funds available at December 31, 2004, our independent auditors expressed doubt about our ability to continue as a going concern. As of November 30, 2005, we only had approximately $71,212 in unrestricted cash and cash equivalents available for working capital purposes.

Our continued existence is dependent upon several factors including obtaining substantial additional financing, increasing our sales volume, achieving profitability on the sale of some of our products and developing new products. In order to increase cash flow, we are continuing our efforts to stimulate sales. However, in order to manage credit risk, we have begun to implement higher credit standards for our customers and to emphasize the receipt of down payments from customers at the time their purchase orders are received. We have also begun to request more prepayments from customers and attempt to more closely coordinate the timing of purchases with the timing of orders for our products. We cannot predict whether or to what extent these risk management functions may slow our ability to grow our revenues.

We have pursued several initiatives in recent months to increase our liquidity, including obtaining equity and debt financings and a bank line of credit. We raised $1,740,000 in the private placement of shares of our common stock in the first quarter of 2005. In October 2005, we obtained a $350,000 line of credit from HSBC Bank USA, N.A, or HSBC. The line of credit is secured by all of our assets and is guaranteed by Mr. Bonmati (up to $175,000) and Mr. Koenig (up to $175,000). In connection with these guarantees, we granted these officers or their affiliates warrants to purchase up to 175,000 shares of common stock each at $0.25 per share. On November 30, 2005, we had outstanding borrowings of $330,000 in principal amount under this line of credit. Interest on borrowings under the credit line accrues at HSBC’s prime rate plus 1.50%.

The level of our cash and cash equivalents increased only to $14,429 at September 30, 2005 from $0 at December 31, 2004. We spent $1,403,767 in cash for operations and $1,954 for investments during the nine months ended September 30, 2005 which expenditures were offset by $1,420,150 in cash provided by financing activities during the nine month period. Through these financing activities we received $65,000 in loans from related parties, $1,740,000 from the issuance of shares of our common stock and $115,150 pursuant to the exercise of stock options and warrants, which were offset by the repayment of $500,000 in borrowings from directors and officers.

In 2004, we had issued a principal amount of $1,400,000 in new notes which bore interest at the JPMorgan Chase prime rate plus one, each of which was to mature, subject to certain early triggers, one year from the date of issuance. These funds were borrowed to cover immediate cash needs. These notes were all repaid or converted into shares of our common stock as of March 4, 2005.

In December 2004, our Board of Directors authorized us to offer to the holders of $2,145,000 in principal amount of promissory notes issued at various times between June 2003 and January 2005 the opportunity to convert the principal amount of such notes into shares of our common stock. Holders of such notes elected to convert $1,545,000 of notes, or the Total Conversion Amount, into 5,492,995 shares of common stock at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004). All of the notes bore interest at the JPMorgan Chase prime rate plus 1% and matured at various times through January 2006. Of the Total Conversion Amount, $1,300,000 was represented by notes held by our officers, directors or affiliates — Michael W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000), Andre-Jacques Neusy ($120,000), and Albert S. Waxman ($50,000). The actual conversion took place on January 17, 2005, but took effect retroactively on December 31, 2004. The issuance of the shares of common stock pursuant to the conversion was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The converted notes did not have a beneficial conversion feature. After giving effect to such conversion, $600,000 in principal amount of notes remained outstanding of which $455,000 were held by our officers and directors. Out of the $600,000 in principal amount of outstanding notes, $500,000 was repaid in March 2005 (including the notes issued to Reynald G. Bonmati ($305,000), William Orr ($50,000), David E. Baines ($50,000), Ralph G. Theodore and Ellen H. Theodore JTWROS ($25,000), John Utzinger ($20,000), and Farooq Kathwari ($50,000)), and $100,000 was cancelled in conjunction with the issuance of common stock to Psilos described below.

On December 15, 2004, our Board authorized the commencement of negotiations with Psilos Group Partners II SBIC L.P, or Psilos, and other parties regarding the private sale of shares of our common stock. Dr. Waxman, a director of our company, is a Senior Managing Member of the general partner of Psilos. Our Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with Psilos began on December 15, 2004, such discounted average closing price was approximately $0.28 per share. When Psilos was ready to close the transaction on March 3, 2005, such discounted average price had decreased to approximately $0.24 per share. The market price of our common stock on March 3, 2005 was $0.43. The parties, however, agreed to price the deal at $0.25 per share, with Psilos being issued 4,000,000 shares of common stock for a purchase price of $1,000,000. In connection with the Psilos purchase, Mr. Bonmati agreed to purchase 400,000 shares of common stock for a purchase price of $100,000. The $100,000 purchase price was not paid by Mr. Bonmati in cash but was deemed paid as a result of his cancellation of an aggregate amount of $100,000 in promissory notes issued by us to him in 2004. Our Board unanimously authorized and ratified the transaction, with all related parties abstaining from the vote. We privately sold an additional 360,000 shares of common stock to unaffiliated third parties for a purchase price of $90,000 contemporaneously with this private offering. The discount on the 4,000,000 shares issued to Psilos did not relate, in any part, to compensation for director services of Dr. Waxman. The $72,000 discount on the 400,000 shares issued to Mr. Bonmati was recorded as compensation expense and as additional paid-in capital.

On February 25, 2005, we entered into a securities purchase agreement with Rock Creek Investment Partners, L.P., or Rock Creek. Pursuant to such agreement, we sold 2,321,429 shares of common stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek in a private placement. The market price of the Common Stock on February 25, 2005 was $0.33.

On March 11, 2005, we granted to John C. Sites, Jr., a consultant to our company, a warrant to purchase up to 500,000 shares of common stock at $0.33 per share. The value of the warrants on the date of grant was $144,600, based on the application of the Black-Scholes option pricing model and this value was recorded as consulting expense and as additional paid-in capital. Mr. Sites recently transferred these warrants to Rock Creek.

During the nine months ended September 30, 2005, we borrowed $65,000 in principal amount from two of our officers and directors, as compared to borrowings of $1,025,000 from our officers and directors during the nine months ended September 30, 2004. Total borrowings in 2004 from related parties and others were $1,400,000. The borrowings in 2005 were short term, non-interest bearing loans of which $40,000 were repaid in full as of November 18, 2005.

During the nine months ended September 30, 2005, our Board approved a grant of stock options to employees and directors to purchase an aggregate of 1,110,000 shares of common stock with exercise prices equal to the market price of stock on the date of grant. The options are 10 year options (with the exception of Mr. Bonmati, a 10% shareholder, who received options to purchase 635,000 shares of common stock) and vest over 4 years. During the nine months ended September 30, 2005, our Board also approved a grant of stock options to independent consultants to purchase an aggregate of 245,000 shares of common stock. The value of these options was $59,109, based on the application of the Black-Scholes option pricing model and this value was recorded as consulting expense and additional paid-in capital.

At the 2005 annual meeting of stockholders on June 14, 2005, the stockholders approved an amendment to our Amended and Restated 1994 Stock Option and Incentive Plan for Employees, and the Amended and Restated 2000 Stock Option and Incentive Plan for Non Employee Directors and Consultants, to increase the authorized number of shares reserved for stock options from 3 million to 5 million and from 1 million to 1.5 million, respectively. In addition, our stockholders approved at this meeting an amendment to our company’s Certificate of Incorporation to authorize an increase in the number of authorized shares of our common stock from 45,000,000 to 75,000,000.

We had no backlog of orders as of November 30, 2005 and there are no material commitments for capital expenditure as of that date. We believe that we will need to raise substantial additional capital within the next twelve months in order to support the planned growth of our business. We may seek additional funding through collaborative arrangements and public or private financings. Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities, further dilution to our existing stockholders may result. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own.

Results of Operations

Nine Months Ended September 30, 2005 and 2004 (unaudited)

Revenue

We incurred a net loss of $1,523,248 ($0.04 per share based on 41,472,122 weighted average shares outstanding) for the nine months ended September 30, 2005, compared to a net loss of $1,094,069 ($0.04 per share based on 29,732,512 weighted average shares outstanding) for the nine months ended September 30, 2004.

Revenue for the nine months ended September 30, 2005 increased $331,364 (or 39.7%) to $1,165,445 from $834,081 for the nine months ended September 30, 2004. The increase was primarily due to an increase in sales of VibraFlex®, XCT™ and Orbasone™ during the nine months ended September 30, 2005.

Cost of Revenue

Cost of revenue as a percentage of revenue was 41.2% and 39.1% for the nine months ended September 30, 2005 and 2004, respectively, resulting in a gross margin of 58.8% for the nine months ended

September 30, 2005 compared to 60.9% for the nine months ended September 30, 2004. The decrease in gross margin was due to an increase in all our costs, other than interest expense, during the nine months ended September 30, 2005.

Sales and marketing expense for the nine months ended September 30, 2005 increased $412,503 or (86.4%) to $889,712 from $477,209 for the nine months ended September 30, 2004. The increase was primarily due to increased commission, consulting, payroll and trade show expenses incurred in our attempt to increase sales of our products.

General and administrative expense for the nine months ended September 30, 2005 increased $253,258 (or 35.4%) to $969,436 from $716,178 for the nine months ended September 30, 2004. The increase was primarily due to an increase in legal fees and non-cash compensation expense associated with financing transactions.

Research and development expense for the nine months ended September 30, 2005 increased $42,947 (or 15.9%) to $313,109 from $270,162 for the nine months ended September 30, 2004. The increase was primarily due to increased expenses incurred for the PMA process for the Orbasone™.

Interest expense decreased $98,811 (or 71.0%) to $40,340 for the nine months ended September 30, 2005 from $139,151 for the nine ended September 30, 2004. Interest expense decreased as a result of the repayment of all debt then outstanding in March 2005.

Years Ended December 31, 2004 and 2003

Revenue

We incurred a net loss of $1,944,185 ($0.06 per share based on 31,235,286 weighted average shares outstanding) for the year ended December 31, 2004 compared to a net loss of $1,349,156 ($0.05 per share based on 29,544,621 weighted average shares outstanding) for the year ended December 31, 2003.

Revenue for the year ended December 31, 2004 decreased $392,876 (or 24.9%) to $1,179,877 from $1,572,753 from the comparable period of fiscal 2003. The decrease in revenues was primarily due to a decrease in XCT™ sales during 2004.

Cost of Revenue

Cost of revenue as a percentage of revenue was 44.8% and 32.4% for the year ended December 31, 2004 and 2003, respectively, resulting in a gross margin of 55.2% for the year ended December 31, 2004 compared to 67.6% for the comparable period of 2003. The decrease in gross margin was due to the decrease in XCT™ sales in 2004.

Sales and marketing expense for the year ended December 31, 2004 increased slightly by $8,682 (or 1.2%) to $727,982 from $719,300 for the year ended December 31, 2003.

General and administrative expense for the year ended December 31, 2004 decreased $188,930 (or 13.7%) to $1,193,740 from $1,382,670 for the year ended December 31, 2003. The decrease was primarily due to a decrease in professional fees and rent.

Research and development expense for the year ended December 31, 2004 increased $122,570 (or 46.6%) to $385,697 from $263,127 for the year ended December 31, 2003. The increase was primarily due to increased expenses incurred in connection with the Orbasone™ PMA application process.

Interest expense increased $237,475 (or 463.6%) to $288,705 for the year ended December 31, 2004 from $51,230 for the year ended December 31, 2003. Interest expense increased primarily due to an increase in the principal balances of our outstanding notes during the twelve months ended December 31, 2004 as compared to the twelve months ended December 31, 2003 and also as a result of the difference in the conversion price and fair value of the common stock issued upon the voluntary conversion into common stock of the principal amount of outstanding notes by their holders in 2004.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 123 (Revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS No. 123R’’). The revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issuers. We do not plan to adopt SFAS No. 123R prior to the first quarter of fiscal 2006.

We expect that the adoption of SFAS No. 123R will have a negative impact on our consolidated results of operations. We have historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

Quantitative and Qualitative Disclosures of Market Risk

We do not have any financial instruments that would expose us to market risk associated with the risk of loss arising from adverse changes in market rates and prices.

All of our outstanding promissory notes at November 30, 2005, in the principal amount of $170,000, bear interest at the JPMorgan Chase prime rate plus 1% and therefore are subject to interest rate risk. Our credit line with HSBC at November 30, 2005, in the principal outstanding amount of $330,000, bears interest at the HSBC prime rate plus 1.50% and therefore is subject to interest rate risk.

BUSINESS

Overview

We were organized as a Delaware corporation on December 21, 1993 under the name ‘‘Norland Medical Systems, Inc.’’ by Reynald Bonmati, our Chairman, President and Treasurer. We market, sell and service several non-invasive musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management as well as a bone measurement system for use in research and limited clinical applications.

We currently offer 7 product lines comprised of a total of 15 models. Our principal products are the pQCT® (or XCT™) series for research applications, the pQCT® (or XCT™) series for clinical applications, the pDEXA® SABRE, the Galileo™ series, the Leonardo™, the VibraFlex® series and the Orbasone™. During 2004, approximately 48% of our total sales were derived from four customers. For the nine months ended September 30, 2005, approximately 64% of our total sales were derived from seven customers. These customers are primarily universities and hospitals. We market, sell and service our products primarily in the United States and Canada. A small number of sales of certain of our products have been made in Australia, Taiwan and Mexico.

We have generated limited revenues since 2002, experienced negative cash flows since the sale of our primary business in April 2002, and financed our operations since 2002 principally through the issuance of equity and debt. Our primary business, the development, manufacturing, sale and service of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by hospitals and physicians to aid in the diagnosis and monitoring of bone disorders, had become unprofitable as a stand alone business, following a drastic reduction in Medicare reimbursement in 1997.

During the past two calendar year periods, we experienced aggregate losses from operations of $3,292,341 and incurred total negative cash flow from operations of $2,180,729. For the nine months ended September 30, 2004, we experienced a net loss of $1,523,248 and a negative cash flow from operating activities of $1,403,767. We expect to continue to incur operating losses through calendar year 2005 and may continue to incur such losses for the foreseeable future.

We market, sell and service our products and devices through two divisions—the Healthcare Division and the Sports & Fitness Division:

•	The Healthcare Division markets, sells and services:

1.	pQCT® (peripheral Quantitative Computed Tomography) bone and muscle measurement systems for use in musculoskeletal research applications, including for bone disorders and human performance (also called the XCT™ research product line);

2.	pQCT® bone and muscle measurement systems for use in musculoskeletal clinical applications, including for bone disorders and human performance (also called the XCT™ clinical product line);

3.	the pDEXA® SABRE system, a DXA-based (Dual Energy X-Ray Absoptiometry) system used to measure bone mass and determine body composition of small laboratory animals;

4.	patented exercise systems used in physical therapy, sports medicine and rehabilitative medicine—the VibraFlex® Rx and the Mini VibraFlex® (two years ago, we started selling in the physical therapy, sports medicine and rehabilitative markets the Galileo™ 2000 model that we imported from Germany while we were redesigning a United States-made version, which we named VibraFlex® Rx; we began marketing the VibraFlex® Rx in the second quarter of 2005 in such markets);

5.	the Leonardo™, a human performance measurement device used to quantify the progress made by individuals using our VibraFlex® exercise systems; and

6.	the Orbasone™ ESWT pain management system (Extracorporal Shock Wave Therapy), used to treat chronic plantar fasciitis (foot pain), was added to our product line following the successful completion of pre-market approval of the system by the FDA in the third quarter of 2005 (in the first quarter of 2005, we received approval from Health Canada to market and sell the Orbasone™ in Canada to treat chronic plantar fasciitis).

•	The Sports & Fitness Division markets, sells and services the following patented exercise systems:

1.	the Mini VibraFlex®;

2.	the Mini VibraFlex® Plus;

3.	the VibraFlex® 500 (two years ago, we started designing a more powerful version of the Galileo™ 2000 that we began marketing under the name VibraFlex® 500 in the fourth quarter of 2004 in the sports and fitness market); and

4.	The Galileo™ Sports Professional.

The VibraFlex® products are based on the same patented technology as the Galileo™ products and offer an improved approach to muscle strength development through the short and intense stimulation of the muscles. The Sports & Fitness Division markets, sells and services these systems to fitness centers, gyms, sports clubs and associations and to the general public.

Prior to April 11, 2002, we (operating under the name Norland Medical Systems, Inc.) also developed, manufactured, sold and serviced a broad line of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. This line of products, which comprised our primary business at that time, was sold on April 11, 2002 to Cooper. We retained the right to distribute these products (the pQCT/XCT™ product line) in the United States and Canada only for use in research and certain limited clinical applications. As of April 11, 2002, we changed our name to Orthometrix, Inc.

Products

Our seven product lines are comprised of the following models:

1.	five models of the pQCT® systems for bone and muscle research application: XCT™ Research SA, XCT™ Research SA+, XCT™ Research M, XCT™ Research M+ and XCT™ 3000 Research;

2.	two models of the pQCT® systems for clinical application related to bone and muscle disorders: XCT™ 2000L and XCT™ 3000;

3.	one model of a DXA-based system used to measure bone mass and determine body composition of small laboratory animals: pDEXA® SABRE;

4.	two models of patented exercise systems for rehabilitation and physical therapy: Mini VibraFlex® and VibraFlex® Rx;

5.	four models of VibraFlex® for sports and fitness: Mini VibraFlex®, Mini VibraFlex®Plus, VibraFlex® 500 and Galileo™ Sports Professional;

6.	one model of the human performance measurement system: Leonardo™; and

7.	one model of pain relief system: the Orbasone™.

Sales and service of all pQCT®/XCT™ systems for in vivo and in vitro research, clinical assessment and monitoring of bone density and architecture represented approximately 72% of total sales from operations for all of our product lines during fiscal year 2004 and approximately 65% of our total sales from operations during the first three quarters of fiscal year 2005.

Sales of the Galileo™ product lines and the VibraFlex® series for the rehabilitation, physical therapy, incontinence, diabetes, sports and fitness markets represented approximately 26% of total sales from operations for all of our product lines during fiscal year 2004 and approximately 26% of total sales from operations during the first three quarters of fiscal year 2005.

In September 2005, we sold our first Orbasone™ for the treatment of chronic plantar fasciitis (foot pain), representing approximately 9% of total sales from operations for all of our product lines.

The pQCT® Systems for Bone and Muscle Research Application

We believe that, over the past decade, pQCT®, based on peripheral quantitative computed tomography technology, has replaced Dual Energy X-Ray Bone Absorptiometry, or DXA, as the technology of choice for pharmaceutical research laboratories specializing in bone disorders such as osteoporosis. Unlike DXA, pQCT® allows true volumetric measurement of both the bones and the muscles. We believe that it provides not only a faster assessment of new therapeutic agents, but it also has a stronger impact on the entire musculoskeletal system. The pQCT® system uses miniaturized, low-radiation x-rays.

We directly market, sell and service in the United States and Canada the following pQCT® systems for in vivo and in vitro research:

•	XCT™ Research SA/SA+ for bone and muscle measurement of small laboratory animals such as rats;

•	XCT™ Research M/M+ for bone and muscle measurement of transgenic mice; and

•	XCT™ 3000 Research for bone and muscle measurement for large laboratory animals such as primates.

We also directly market, sell and service, in the United States and Canada, the pDEXA® SABRE, a DXA-based system used to measure bone mass and determine body composition of small laboratory animals.

Stratec, a worldwide leader in the manufacturing of pQCT® technology, manufactures in Germany all of the pQCT® systems that we market and the pDEXA® SABRE. Stratec also markets these systems to the rest of the world (other than the United States and Canada where we directly market, sell and service our products). See ‘‘Business—Manufacturing—Bone and Muscle Disorders Products’’ and ‘‘Business—Distribution Agreements—Stratec’’. The United States and Canada account for about 80% of the worldwide research market.

The pQCT® Systems for Clinical Application Related to Bone and Muscle Disorders

In general, the clinical market lags several years behind the research market. Therefore, DXA still remains the ‘‘gold standard’’ in the diagnostics and monitoring of bone disorders, in spite of its shortcomings. However, we believe that the two-dimensional measurement capabilities of the DXA technology makes it of little value in situations when geometric parameters such as bone thickness or bone cross section area need to be measured (orthopedics) or when long bones continue to grow (pediatrics).

We directly market, sell and service in the United States and Canada, principally to physicians specializing in pediatrics and orthopedics, the following pQCT® technology-based systems for clinical assessment and monitoring of bone density and architecture:

•	XCT™2000L for bone and muscle measurement at the forearm and foot and tibia; and

•	XCT™ 3000 for bone and muscle measurement at the tibia and femur.

Stratec markets the PQCT® systems for these applications to the rest of the world (other than the United States and Canada which are our target markets).

The Patented Powered Exercise Systems for Rehabilitation, Physical Therapy, Incontinence and Diabetes

Rehabilitation and Physical Therapy.    The patented Galileo™ 2000 powered exercise system has already penetrated the European rehabilitation and physical therapy market. It has been redesigned by us and is now made in the United States by Kimchuk, and marketed under the name of VibraFlex® Rx. It is used to rehabilitate muscle, tendons and ligaments, and to improve muscle strength and coordination. Our VibraFlex® Rx (whole body vibration) and Mini VibraFlex® (upper body vibration) exercise systems are specifically used to:

•	exercise postural muscles and joints;

•	improve muscle strength, reflexes and joint motions;

•	redevelop postural muscles, joints and reflexes after injury or disease;

•	reduce the pain and disability associated with osteoarthritis; and

•	allow patients with Parkinson’s disease to benefit from exercise that can slow the progress of the disease.

The first major United States rehabilitation center to use the Galileo™ was the Rusk Institute for Rehabilitative Medicine of New York University. In addition to routine motor and cardiac rehabilitations, excellent results have been obtained in connection with Parkinson’s disease and spinal injuries. Other researchers at prominent facilities such as the Miami Project to Cure Paralysis continue to validate the results obtained in Europe regarding the beneficial effect of exercise powered by the VibraFlex® while many rehabilitation and physical therapy centers have included the VibraFlex® in their routine operations.

Patients with Incontinence that Benefit from Exercise.    One target for our Galileo™ product line and our VibraFlex® product line is the large incontinence market. It is well recognized that exercise of the perineal muscles can improve their strength and reduce incontinence. The VibraFlex® Rx is a patented powered exercise system that allows patients with incontinence to stimulate such muscles at a rapid (25/30 Hz) rate, providing them with the exercise that can reduce incontinence. The VibraFlex® Rx replaced the Galileo™ 2000 for this application in the second quarter of 2005. The VibraFlex® Rx is manufactured in the United States by Kimchuk.

Patients with Diabetes that Benefit from Exercise.    It is well known that individuals with diabetes benefit from exercise. In particular, exercise can improve blood circulation in the legs of diabetics. Unfortunately, diabetics usually are not capable of long exercise sessions, and their exercise efforts must be predictable so that proper insulin levels can be maintained. The VibraFlex® Rx rapid (25/30 Hz) stimulation rate, which does not tax the cardiopulmonary system, is well suited to the needs of these individuals. The VibraFlex® Rx allows people with diabetes to enjoy the benefits of exercise. The VibraFlex® Rx replaced the Galileo™ 2000 for this application in the second quarter of 2005. The VibraFlex® Rx is manufactured in the United States by Kimchuk.

VibraFlex® For Sports and Fitness

Our goal is to establish the VibraFlex® 500 model (whole body exercise system), and Mini VibraFlex® models (upper body exercise system) as standard exercise equipment routinely used by professional teams, personal trainers, fitness clubs and eventually the public. The VibraFlex® system is a revolutionary exercise system based on the same technology as the Galileo™ systems.

Many European athletes and professional teams (ski, soccer, basketball, volleyball, tennis, etc.) already use the Galileo™ as an inherent part of their training to increase muscle power. One of the first United States athletes to use the Galileo™ system was Lance Armstrong, several times winner of the Tour de France bicycle competition. The Chicago White Sox baseball team was the first United States professional team to use the Galileo™ technology and the VibraFlex® 500 has since been incorporated in their routine training and conditioning. The list of United States professional teams using the VibraFlex® product line is growing and now includes the New York Giants, the Miami Dolphins, the

Orlando Magic, the Miami Heat, the L.A. Clippers, and the Philadelphia 76’ers. The VibraFlex® 500 was introduced in the fourth quarter of 2004.

The VibraFlex® system was designed so that the powerful Galileo™ technology will be affordable to the sports and fitness industry and to the home exercise market. The VibraFlex® 500 model is manufactured by Kimchuk. The Mini VibraFlex® and the Mini VibraFlex® Plus models are manufactured by Novotec. The VibraFlex® 500 replaced the Galileo™ 2000 for the sports and fitness application in the fourth quarter of 2004.

The Human Performance Measurement System

The Leonardo™ measures various key parameters of human performance, such as force and power. It was designed to help rehabilitation specialists and physical therapists measure the progress made by their patients. The Leonardo™ system is manufactured by Novotec. During fiscal year 2004 and for the first three quarters in 2005, sales of the Leonardo™ was not significant to our company.

Pain Management

In the United States, we have only received approval from the FDA to market the Orbasone™ for the treatment of chronic plantar fasciitis (foot pain). ESWT has typically been used to treat minor pain in soft tissues, such as the feet, ankles, elbows, shoulders and knees. The Orbasone™ ESWT is designed to deliver energy waves to patients in 30 to 40 minute treatment sessions under the supervision and care of a physician such as an orthopedic surgeon or podiatrist.

Until June 2000, Nippon Infrared Industries Co., Ltd. (Japan) manufactured the Orbasone™ for its developer MIP. The Orbasone™ was classified in August 1998 by the FDA as a Class I therapeutic vibrator (21 CFR §890.5975) exempt from the 510(k) requirements of the Federal Food, Drug and Cosmetic Act. See ‘‘Business—Distribution Agreement—MIP’’. Under a license from MIP, we began distributing in North America the Orbasone™ and began generating modest sales in fiscal year 2000. On June 21, 2000, the FDA informed MIP that the FDA had erred in its 1998 decision and rescinded its determination that the Orbasone™ was an exempt product. As a result, we suspended sales of the Orbasone™ in June 2000 pending FDA review of the product. The FDA determined that the Orbasone™ was a Class III device requiring pre-market approval or PMA. During 2002, we acquired the rights to manufacture the Orbasone™ under a license from MIP and initiated a clinical study as part of the PMA process. In the third quarter of 2005, the Orbasone™ for the treatment of chronic plantar fasciitis (foot pain) was added to our product line upon successful completion of the clinical study and market approval of the system by the FDA. In the first quarter of 2005, we also received approval from Health Canada to market and sell the Orbasone™ for the treatment of plantar fasciitis (foot pain) in Canada.

Products and Applications under Development

•	Orbasone™ ESWT diversification: We are investigating additional applications of our Orbasone™ ESWT system beyond the treatment of soft tissue pain. Preliminary studies have shown that ESWT may be used in areas of skin regeneration (healing wounds) due to its potential ability to improve skin regeneration following severe burns, accelerate healing of chronic skin lesions and enhance skin flap survival in connection with grafts. ESWT enhances tissue vascularisation and neoangiogenesis. There have already been some very promising studies conducted on animals, but limited clinical data have been available on humans. The skin regeneration market is large and we intend to position the Orbasone™ in that market.

•	VibraFlex® Home Edition: We have been developing a home version of the VibraFlex® Rx in order to make its powerful vibration technology accessible to the public. A prototype has been in operation for the past few months and preliminary engineering studies have shown that a system could be built at a relatively well-priced retail rate. Additional work is necessary before a decision can be made regarding commercialization of a home model.

With respect to research and development activities, in fiscal year 2003, we spent an aggregate amount of $263,127, in fiscal year 2004, we spent an aggregate amount of $385,697, and during the first three quarters in 2005, we spent an aggregate amount of $313,108. All research and development expenses are factored into our products’ sales prices.

Customers, Sales, Marketing and Customer Service

We currently employ one marketing manager, one sales manager to focus on the rehabilitation and fitness market, one full-time pQCT®(XCT) and pDEXA® SABRE sales applications consultant, one sales manager and five regional sales managers to focus on the pain management market. Sales of all products are supported by one sales administration manager and one assistant. Customer service for all products is handled by two service engineers.

Since our inception, we have sold pQCT®(XCT) research systems, pDEXA® SABRE research systems and pQCT®(XCT) clinical systems directly to research or clinical institutions. For sales of the Galileo™, VibraFlex® and Leonardo™ systems, we typically use exclusive independent sales representatives to cover one or more states in the United States. We also sell such systems directly to our customers in those markets where we do not have third party sales representatives. Our sales staff is responsible for the support and supervision of the independent sales representatives and the regional sales managers within their geographic regions. Support includes participation in trade shows, symposiums, customer visits, product demonstrations, ongoing distribution of literature and publications, sales training and presentations of financing programs. We are in the process of expanding our network of independent sales representatives to make use of the country’s large market of rehabilitation centers, physical therapists and fitness facilities. We have also commenced in 2005 an effort to recruit a network of international distributors. Distributors have recently been recruited in Australia and Taiwan.

We intend to sell the Orbasone™ ESWT directly to podiatrists and orthopedic surgeons and have assembled a team of five regional sales managers covering 42 contiguous states, directed by a sales manager.

Our marketing efforts are focused primarily on supporting the sales manager who focuses on the rehabilitation and fitness market, the pQCT®(XCT) sales applications consultant and the sales manager who focuses on the pain management market in their direct sales and their management of the sales representatives, managing sales requests received on our website, managing sales lead generation programs, managing product introductions and new product financing programs, designing and maintaining media support such as brochures, manuals, and trade show material, and developing and maintaining our web site.

In the United States and Canada, we offer one-year warranties covering parts and labor on both the hardware and software included in the bone densitometry systems and musculoskeletal development products (except for computer systems, if any, which are covered under their respective manufacturers’ warranty), as well as extended warranty contracts covering parts and labor. Outside of the United States and Canada, we only offer one-year warranties on parts; the labor warranty is provided by our distributors. We provide warranty services to our customers in the United States and Canada. Any costs incurred by us in connection with a warranty of a system not manufactured by us are borne by such manufacturer pursuant to the applicable distribution agreement. See ‘‘Business—Distribution Agreements—Stratec, Novotec and MIP’’.

We also offer training at customer locations and our facilities to end-user customers, independent sales representatives and service technicians.

Manufacturing

We rely exclusively on third parties to manufacture our products. Some components are produced in accordance with specifications of the specific product we make and require substantial lead times. Until production quantities increase to a level that permits us to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.

Bone and Muscle Disorders Products

The pQCT® products marketed by us were developed and are manufactured by Stratec at its facilities located in Pforzheim, Germany. The pDEXA® SABRE marketed by us was jointly developed by Stratec and us and is manufactured by Stratec. Manufacturing consists primarily of the testing of components. We are dependent on Stratec to manufacture the pQCT® and the pDEXA® SABRE products in amounts and at levels of quality necessary to meet our demand.

Musculoskeletal Development Products

The Galileo™, Leonardo™ and the Mini VibraFlex® products are manufactured by Novotec at its facilities located in Pforzheim, Germany. Manufacturing consists primarily of the testing of components, forming and painting of covers, final assembly and quality assurance testing. We are dependent on Novotec to manufacture the Galileo™ and Mini VibraFlex® products in amounts and at levels of quality necessary to meet our demand.

The VibraFlex® 500 and VibraFlex® Rx products marketed and developed by us are manufactured by Kimchuk at its facilities located in Connecticut. Manufacturing consists primarily of the testing of components, forming and painting of covers, final assembly and quality assurance testing. We are dependent on Kimchuk to manufacture the VibraFlex® 500 and VibraFlex® Rx products in amounts and at levels of quality necessary to meet our demand.

Pain Management System

In 2002, we acquired the rights to manufacture the Orbasone™ ESWT under a license from MIP and have since retained Kimchuk to manufacture the Orbasone™ in the United States for the United States and Canadian markets. The manufacturing of the Orbasone™ consists primarily of procuring and testing components, assembly and quality assurance testing. We are dependent on several component manufacturers to supply sufficient components for the Orbasone™ ESWT systems, and on Kimchuk to assemble such components, in amounts and at levels of quality necessary for us to meet demand and be competitive.

Distribution Arrangements

Stratec

Under a Distribution Agreement, dated as of October 1, 1999, Stratec gave Bionix L.L.C., a company of which Reynald Bonmati is president, the exclusive right to distribute all Stratec products in the United States, Canada, Mexico, Central and South America and the Caribbean. We entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, L.L.C. whereby Bionix assigned to us all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Stratec grants us a license, with the right to sublicense, to market, sell and service the pQCT-based systems in the United States, Canada, Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, we may purchase these systems from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Stratec was renewed for one year, and will be renewed on every October 1st for a one-year term provided that we or Stratec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

For fiscal year 2004 and the first three quarters of 2005, we purchased 70% of our total product purchase from Stratec.

Novotec

Under a Distribution Agreement, dated as of October 1, 1999, Novotec gave Bionix the exclusive right to distribute the Galileo™ and Leonardo™ product lines in the United States, Canada, Mexico, Central and South America and the Caribbean. We entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, whereby Bionix assigned to us all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Novotec also grants the license, including a right to sublicense, to market, sell and service the Galileo™ and Leonardo™ systems in the United States, Canada, Mexico,

Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, we may purchase the Galileo™ and Leonardo™ systems from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Novotec was renewed for one year, and may be renewed by either party upon prior notice to the other on every October 1st for consecutive one-year terms provided that we or Novotec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

For fiscal year 2004 and the first three quarters of 2005, we purchased 18% and 10%, respectively, of our total product purchases from Novotec.

MIP

Under a Product Approval and Licensing Agreement, dated as of February 12, 2002, MIP licensed to Bionix the Orbasone™ product line. We entered into an Assignment and Assumption Agreement, dated as of April 12, 2002 with Bionix, whereby Bionix assigned to us all of its right, title and interest in, to and under this agreement.

Under the Product Approval and Licensing Agreement, MIP granted us an exclusive and perpetual authority, right and license to use the technology in the Orbasone™, to seek PMA approval for the Orbasone™ and to assemble, develop, manufacture, market, promote, sell, distribute and service the Orbasone™ in North America.

During fiscal year 2004, we did not purchase any products from MIP. During the first three quarters in 2005, we purchased 9% of our total product purchases from MIP.

Competition

In general, our existing competitors and potential competitors in all of our product lines have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing the competing products. We expect existing and new competitors will continue to introduce products that are directly or indirectly competitive with our products. Such competitors may be more successful in marketing such products.

Bone densitometry products

We believe that our pQCT®-based products provide measurement capabilities, such as three-dimensional measurements and separate measurement of cortical and trabecular bone, not available with traditional DXA-based technology, at prices competitive with systems using that technology. In the research market, the range, accuracy and precision of measurements are the principal competitive factors. Despite the absence of directly similar products, there are a number of approaches and products that compete with the pQCT®-based systems. Our primary competitors for the sale of pQCT®(XCT) products are entities that market micro CT products which compete on the basis of image resolution but are generally more expensive. Such competitors include Scanco, Skyscan and General Electric.

Musculoskeletal Development Products

The Galileo™ and VibraFlex® products offer a novel approach to muscle strength development. The owner of Novotec has applied for patents regarding technology used by the Galileo™ products and the VibraFlex® products and has already received certain patents, namely in Germany and in the United States. Despite the absence of directly similar products, there are a number of competing approaches and products that develop muscle strength.

Our primary competitors for the sale of musculoskeletal development products are entities that market exercise equipment such as OMNI Fitness and Stairmaster. These companies have products that compete indirectly with the Galileo™ and VibraFlex® product lines. Other smaller companies, such as Power Plate are marketing products that compete directly with the VibraFlex® 500 and the VibraFlex® Rx. We believe that our products compete primarily on the basis of price, performance characteristics, perceived efficacy of results, ease, convenience and safeness of use and quality of service. We are using our initial marketing efforts to establish the competitiveness of our VibraFlex® products, which we have recently introduced to the United States market.

Pain Management System

The pain management systems market is highly competitive. Several companies have developed or are developing devices that compete or will compete with the Orbasone™ ESWT. Our primary competitors are Donier MedTech, SanuWave, Inc., Siemens AG and Medispec Ltd., which have products that have already obtained premarket approval (in some cases, for the treatment of plantar fasciitis and in some cases, for the treatment of tennis elbow), as well as Storz Medical, MTS Medical Technologies & Services GmbH, and other companies that have or potentially plan to have products that are in various stages of the FDA review process for the purpose of obtaining premarket approval. We intend to seek PMA approval for additional applications of the Orbasone™, such as for the treatment of golf shoulder, tennis elbow and knee pain. We compete on the basis of size (compactness), performance, price and availability as the Orbasone™ ESWT is the only product of its category that is manufactured in the United States.

Third Party Reimbursement

Bone densitometry products and pain management systems

Outside of the research market, our pQCT®(XCT) bone densitometry products are purchased principally by hospitals, managed care organizations, including independent practice associations and physician practice organizations or independent physicians or physician groups, that are regulated in the United States by federal and state authorities and that typically bill and are dependent upon various third party payers, such as federal and state governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for reimbursement for use of our products. The CMS establishes new reimbursement codes and recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has affected increases and decreases in its recommended reimbursement rates for bone densitometry examinations and has made changes in the types of examinations eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time. However, the current sales volume of pQCT®(XCT) equipment subject to reimbursement are no longer significant to us.

Pain management is reimbursed only under limited circumstances. Although a Current Procedural Terminology (CPT®) code for the Orbasone™ covering chronic plantar fasciitis was published in October 2005 and is expected to be in effect as of January 1, 2006, there can be no assurance that CMS or other third party payers will reimburse or continue to reimburse patients for pain management systems and pain treatment sessions involving the Orbasone™ system or that the reimbursement levels will be sufficient to make the purchase of the Orbasone™ attractive to health care providers.

Musculoskeletal development products

As with general exercise equipment which requires no professional supervision, the Galileo™ and VibraFlex® series of musculoskeletal development products are not covered under federal or state health care insurance programs or by third party health insurance payers. However, as with other exercise equipment used during an exercise session provided by a licensed physical therapy provider, sessions using the Galileo™ and VibraFlex® series may be reimbursed under various reimbursement codes for which CMS establishes recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has affected increases and decreases in its recommended reimbursement rates and has made changes in the types of sessions eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time.

Government Regulation

The development, testing, manufacturing and marketing of our bone densitometry and pain management products are regulated by the FDA in the United States and by various foreign regulatory agencies. The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval or clearance, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in warning letters, civil penalties, refusal to approve or clear new applications or notifications, withdrawal of existing product approvals or clearances, product seizures, injunctions, recalls, operating restrictions, and criminal prosecutions. Delays in receipt of or failure to receive clearances or approvals for new products would adversely affect the marketing of such products and the results of future operations.

Medical devices are classified as either Class I, II, or III based on the risk presented by the device. Class I devices generally do not require review and approval or clearance by the FDA prior to marketing in the United States Class II devices generally require premarket clearance through the Section 510(k) premarket notification process, and Class III devices generally require premarket approval through the lengthier PMA process. Orthometrix markets Class I, II, and III devices. Section 510(k) submissions may be filed only for those devices that are ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for PMAs. A Section 510(k) submission generally requires less data than a PMA. The FDA must determine whether to clear a Section 510(k) submission within 90 days of its receipt. The FDA may extend this time period, however, if additional data or information is needed to demonstrate substantial equivalence. If a device is not ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not previously called for PMAs, a PMA is required. The PMA procedure involves a more complex and lengthy testing and FDA review process than the Section 510(k) premarket notification process. There can be no assurances that clearances or approvals will be obtained on a timely basis, if at all. Modifications or enhancements to products that are either cleared through the Section 510(k) process or approved through the PMA process that could effect a major change in the intended use, or affect the safety or effectiveness, of the device may require further FDA review and clearance or approval through new Section 510(k) or PMA submissions.

We have received Section 510(k) clearance for all bone densitometers marketed by us in the United States for use in humans. The pain management devices (Orbasone™) marketed by us in the United States were classified by the FDA in August 1998 as Class I devices exempt from Section 510(k) premarket notification requirements. On June 21, 2000, the FDA informed MIP that it erred in its classification of the Orbasone™ and we suspended marketing of the Orbasone™. The FDA determined that the Orbasone™ is a Class III device requiring premarket approval. Following such determination, MIP granted us the exclusive and perpetual authority, right and license in North America to seek PMA for the Orbasone™, and to manufacture, market, sell and service the Orbasone™. We have received PMA for the Orbasone™. The Galileo™ and VibraFlex® musculoskeletal development products are not medical devices subject to FDA regulation but are consumer products subject to regulation under the Consumer Product Safety Act. However, we have requested and received on July 25, 2002 a written opinion from the FDA regarding the classification of the Galileo™ for uses in connection with certain medical conditions as a Class I device exempt from Section 510(k) premarket notification requirements.

The FDA continues to regulate medical device products even after they have received initial approval or clearance. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable FDA regulations, which include testing, control and documentation requirements. In addition, all establishments, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under the authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The FDA also requires that medical device manufacturers undertake post-market reporting under the Medical Device Reporting Regulation for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA. Our promotional materials must be consistent with our current market clearances and approvals and in compliance with other applicable regulations. The determination of whether we are making unapproved, ‘‘off-label,’’ or new claims or false, misleading, or unsubstantiated claims can be subjective and the FDA may disagree with our determination. If the FDA determines that our promotional materials constitute promotion of an unapproved use or makes false or misleading claims, or claims unsupported by adequate scientific data, the agency could subject us to serious enforcement sanctions and/or limit the promotional claims that we can make for our devices.

Manufacturing processes for the products marketed by us are also subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and the Resource Conservation and Recovery Act. Suppliers of components of, and products used to manufacture, our products must also comply with FDA and other foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject us and our suppliers to potential inspections and stoppages. Our suppliers may not satisfy these requirements.

All entities, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

Our products also are subject to regulatory requirements for electronic products under the Radiation Control for Health and Safety Act of 1968. The FDA requires that manufacturers of diagnostic x-ray systems comply with certain performance standards, and record keeping, reporting, and labeling requirements.

If we or our suppliers do not achieve required regulatory approval for our manufacturing operations, our commercialization efforts could be delayed, which would harm our business and our results of operations.

We may export a medical device not approved in the United States to any country without obtaining FDA approval, provided that the device (i) complies with the laws of that country and (ii) has valid marketing authorization or the equivalent from the appropriate authority in a ‘‘listed country.’’ The listed countries are Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa and countries in the European Union and the European Economic Area. Export of unapproved devices that would be subject to PMA requirements if marketed in the United States and that do not have marketing authorization in a listed country generally continue to require prior FDA export approval.

We have not incurred any direct costs relating to our compliance with any environmental laws.

Proprietary Rights

We believe that our sales are dependent in part on certain proprietary features of the products we market. We rely primarily on know-how, trade secrets and trademarks to protect those intellectual property rights and, other than the application by the licensor of the Galileo™ products, we do not have and have not sought patent protection for our products. The VibraFlex® product is registered trademark held by us. In addition, our business depends on proprietary information regarding customers and marketing.

Backlog

Backlog consists of signed purchase orders received by us from our customers. We have no current backlog orders as of November 30, 2005. Our ability to ship products depends on manufacturers whose products are distributed by us. Purchase orders are generally cancelable. We believe that our backlog as of any date is not a meaningful indicator of future operations or net revenues for any future period.

Product Liability Insurance

We maintain product liability insurance on a ‘‘claims made’’ basis with respect to our products in the aggregate amount of $4.0 million, subject to certain deductibles and exclusions. Our agreements with the manufacturers of other products distributed by us require that such manufacturers maintain product liability insurance that covers us as an additional named insured. In addition, we maintain directors and officers, commercial, workman’s compensation and fiduciary liability policies.

Employees

As of November 30, 2005, we have twelve employees and seven consultants, of whom twelve consultants and employees are engaged in direct sales and marketing activities. The remaining seven employees and consultants are in finance, administration, product development and customer service. None of our employees are covered by any collective bargaining agreements, and we consider our employee relations generally to be good.

Properties

We lease our principal executive offices, which are located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. The executive offices are located in a suburban office building and the landlord is responsible for maintaining the property. Effective August 1, 2003, we amended our lease for this office space which expires on July 31, 2008. In our opinion, this property has adequate insurance coverage. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2005	$29,500
2006	30,816
2007	31,584
2008	18,424
$110,324

Legal Proceedings

In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As November 30, 2005, there is no outstanding litigation.

MANAGEMENT

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Reynald G. Bonmati	58	Chairman of the Board of Directors, President and Treasurer
Neil H. Koenig, C.P.A.	55	Chief Financial Officer, Director
Andre-Jacques Neusy, M.D.	61	Director
Albert S. Waxman, Ph.d	65	Director
William Orr	65	Director
Michael Huber	77	Director

Executive Officers

Reynald G. Bonmati founded Orthometrix, Inc. in December 1993. He has been a director of our company since our formation and has served as Chairman of the Board, President and Treasurer of our company since January 1994. Mr. Bonmati has served, and is currently serving, as President of Bones L.L.C. a private investment firm, since its formation in 1997. Mr. Bonmati received his B.S. and M.S. degrees from the Institute National Superieur de Chimie Industrielle, France, an M.S. degree from the Ecole Nationale Superieure du Petrole et des Moteurs, France, and an MBA degree from the University of Paris, France.

Neil H. Koenig, C.P.A. has served as our Chief Financial Officer since September 2002. Mr. Koenig has been a director of our company since June 2003. From 2001 to 2003, Mr. Koenig served as Interim Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments, a publicly traded real estate investment trust. Since 1981, Mr. Koenig has served as a managing partner of Imowitz Koenig & Co., LLP, a certified public accounting firm and since 1999 he has served as the managing member of the Real Estate Systems Implementation Group, LLC, a consulting company serving the real estate industry. Mr. Koenig received a B.S. degree from Farleigh Dickinson University and a MBA degree from Fordham University.

Directors

Andre-Jacques Neusy, M.D. has been a director of our company since September 1997. He also serves as a member of the Compensation Committee. Dr. Neusy is a research scientist and attending physician at Tisch Hospital Center/NYU Medical Center and the Medical Director of the Dialysis Unit and Chief of Nephrology at Bellevue Hospital Center in New York City. He has been associated with both hospitals since 1978. Dr. Neusy is also an Associate Professor of Clinical Medicine at New York University School of Medicine and an Attending Physician in Nephrology at the New York Veteran’s Administration Hospital. Dr. Neusy received a B.A. degree from the International School in Lubumbashi, Zaire, and an M.D. degree from the Free University of Brussels Medical School.

William Orr, has been a director of our company since June 2004. He also serves as a member of our Audit Committee. Since 2003, Mr. Orr has served as an officer and a director of First Global Services, an investment company with interests in publicly traded companies and real estate. Prior to 1974, he was an officer and a director of Botany Industries, a Fortune 500 company, and of several of its subsidiaries. He then founded and became President of both North American Agriculture Corp. and OTR Transportation through its Jackson & Johnson subsidiary, which were both sold in 1997. He was President of Jake’s Products, Inc., a commodities business, until it was sold in 1996 and President of JPI Transfer, a commodities tanker operation, which was merged into Jackson & Johnson and sold in 1997. Mr. Orr holds a B.S. degree in Biochemistry from Wake Forest College.

Albert S. Waxman, Ph.D. has been a director of our company since January 1994. Dr. Waxman is a co-founder and Senior Managing Member of Psilos Group Managers, LLC, a venture capital firm specializing in healthcare investments since 1998. Prior to co-founding Psilos Group Managers, LLC, Dr.

Waxman was, from 1993 to 1998, Chairman and Chief Executive Officer of Merit Behavioral Care Operation, a healthcare company. Dr. Waxman is Chairman of the Board of Directors of several Psilos portfolio companies. Dr. Waxman received a B.S.E.E. degree from City College of New York and M.A. and Ph.D. degrees from Princeton University. He serves on the Advisor Council of Princeton University’s School of Engineering and Applied Sciences.

Michael W. Huber has been a director of our company since May 1995. He also serves as Chairman of the Audit Committee and member of the Compensation Committee. He is retired Chairman, Chief Executive Officer, and director of J.M. Huber Corporation, a diversified family-owned company engaged in natural resource development, specialty chemical and wood product manufacturing.

Family Relationships

None.

Audit Committee

Our Audit Committee was established in June 1995 and consists of Michael W. Huber (Chairman) and William Orr. The Audit Committee: (i) makes recommendations to our Board of Directors with respect to the independent accountants who conduct the annual audit of our financial statements; (ii) reviews the scope of the annual audit and meets with independent accountants to review their findings and recommendations; (iii) approves major accounting policies or changes thereto; and (iv) periodically reviews principal internal controls to assure that we are maintaining an adequate and effective system of financial controls. The audit committee is governed by an Audit Committee charter originally adopted by our Board of Directors in 1995 and subsequently amended and approved by our Board of Directors on June 12, 2003. The audit committee held four meetings in fiscal year 2004.

The Board of Directors has determined that each of the Audit Committee members meets the independence, financial literacy and experience requirements of the applicable rules and regulations of the SEC. The Board of Directors has also determined that Michael W. Huber satisfies the requirements for an ‘‘audit committee financial expert’’ and has designated him as the financial expert of our audit committee.

Compensation Committee

Our Compensation Committee was established in June 1995 and consists of Michael W. Huber and Andre-Jacques Neusy. Neither of such members are, or ever were, executive officers or employees of our company. During the last fiscal year, none of the executive officers of our company served on the Board of Directors or on the Compensation Committee of any other entity, any of whose executives served on the Board of Directors. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs duties of administration with respect to our company’s Amended and Restated 1994 Stock Option and Incentive Plan for Employees and our company’s Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan. The Compensation Committee held one meeting during fiscal year 2004.

Code of Ethics

We have not adopted a formal, written code of ethics that applies to our principal executive officers, principal financial officers, principal accounting officers or controller because we are not required to do so under the regulations of the Over-The-Counter Bulletin Board.

Director Compensation

Under our Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan, each non-employee director receives options to acquire shares of common stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the Director’s first election to the board of directors and a grant to acquire 5,000 shares is effective on the date of the Director’s re-election to the board of directors. No member of the Board of Directors was paid compensation during the 2004 fiscal year for his service as a director or member of any committee established by our Board of Directors, other than pursuant to the standard compensation arrangement described above.

Executive Compensation

The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by, or awarded to, our President (who also functions as our Chief Executive Officer) and our Chief Financial Officer during fiscal years 2002, 2003 and 2004:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options/SARS (#)(2)	LTIP Payouts ($)	All Other Compensation ($)(3)
Reynald G. Bonmati, Chairman of the Board, President and Treasurer	2004 2003 2002	458,004 445,311 447,203	0 0 100,000(4)			675,000 180,000 680,000		5,582 3,115 3,357
Neil H. Koenig Chief Financial Officer	2004 2003 2002	60,000 60,000 17,500			65,936(5) 12,000(6) 0	317,000 240,000 50,000

(1)	The stock awards are 100% vested when awarded and had an aggregate value of $128,336 as of December 31, 2004.

(2)	Represents shares of our common stock issuable upon the exercise of options granted.

(3)	Represents life insurance and long term disability premiums paid by our company for Mr. Bonmati, also includes our company’s contributions to Mr. Bonmati’s 401(k) plan.

(4)	Such bonus was granted in recognition of Mr. Bonmati’s work with respect to our sale of assets to Cooper Surgical Acquisition Corp.

(5)	Based on warrants to purchase 317,000 shares of common stock granted on December 31, 2004, with a market price of $0.26 per share and a discount of 20%.

(6)	Based on warrants to purchase 240,000 shares of common stock granted on December 15, 2003, with a market price of $0.05 per share.

Employment Agreements

On November 28, 2005, we renewed our Employment Agreement with Reynald G. Bonmati, Chairman of the Board, President and Treasurer of our company. The term of his Employment Agreement now extends to December 31, 2010. Under his initial Employment Agreement dated May 1, 1998, Mr. Bonmati was awarded an annual base salary comprised of $400,000, plus all costs related to the use of an automobile, including insurance, maintenance, repair, licenses and any applicable state or local income tax liabilities related thereto. His annual base salary is subject to annual adjustments to reflect cost of living increases in the Consumer Price Index for the New York-Northwestern New Jersey area. It may also be increased upon annual review by, and upon the discretion of, the Compensation Committee. Mr. Bonmati is also entitled to an annual bonus payment equal to 5% of our annual income before taxes, payable within 30 days after the release of our audited financial statements for such year. No bonus was payable under the Employment Agreement with respect to any fiscal year, including fiscal year 2004. Following the end of each fiscal quarter during the term of the Employment Agreement, Mr. Bonmati is to be granted options under the 1994 Plan to purchase up to 45,000 shares of common stock. Such options are to be granted two days after we announce our earnings for such quarter. The exercise price will be the closing price on the date of grant, and the options will vest in four equal annual installments. Our obligation to grant such options is subject to sufficient shares being available for grant. If Mr. Bonmati’s employment is terminated during the term of the Employment Agreement other than for cause, all unvested options will be deemed vested, and all vested options will be exercisable at any time during the period ending on the first anniversary date of such termination.

Options Granted in Fiscal Year 2004

The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2004 to the named executive officers.

Stock Option Grants in Fiscal Year 2004

Individual Grants

Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/sh)	Expiration Date
Reynald G. Bonmati	495,000	47	0.055	01/01/09
	45,000	4	0.120	03/29/09
	45,000	4	0.200	05/19/09
	45,000	4	0.100	08/02/09
	45,000	4	0.300	11/16/09
Neil H. Koenig	5,000	0.5	0.170	06/10/14

(1)	All options granted to Mr. Bonmati were granted pursuant to our Amended and Restated 1994 Stock Option and Incentive Plan and all options granted to Mr. Koenig were granted pursuant to our Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan. These options are incentive stock options, except those granted to Mr. Bonmati, which are non-qualified stock options. All options become exercisable on each anniversary following the date of grant in four equal installments.

2004 Fiscal Year-End Option Values

The following tables set forth certain information concerning the exercise of options to purchase common stock by the named executive officers during fiscal year 2004 and the value at December 31, 2004 of unexercised options held by each of the named executive officers.

Aggregated Option Exercises in Fiscal Year 2004 and Value of Options at December 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End (#)		Value of Unexercised In-the-Money(1) Options at Fiscal Year End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Reynald G. Bonmati	0	0	1,570,000	575,000	153,502	39,334
Neil H. Koenig	0	0	62,500	92,500	3,125	5,225

(1)	Options are ‘‘in-the-money’’ if the closing market price of the common stock exceeds the exercise price of the options.

(2)	The exercise prices of all but 45,000 options were less than $0.26, the closing price of a share of common stock on December 31, 2004.

Option Plans

Amended and Restated 1994 Stock Option and Incentive Plan for Employees of Orthometrix, Inc.

The purpose of our Amended and Restated 1994 Stock Option and Incentive Plans for Employees, or the 1994 Plan, is to secure for us and our stockholders the benefits arising from capital stock ownership by our key employees who are expected to contribute to our future growth and success. Under the terms of the 1994 Plan, we may issue incentive stock options or non-qualified stock options. Incentive stock options qualify under the meaning of Section 422(c)(8) of the Internal Revenue Code, or the Code, and are not taxable upon the exercise of the option. Non-qualified stock options do not qualify as an incentive stock option under Section 422(c)(8) of the Internal Revenue Code and are taxable when exercised. We may grant cash payment elections in connection with the exercising of non-qualified options. A cash payment election shall entitle the optionee, simultaneously with a purchase of shares upon exercise of a portion of a non-qualified option, to surrender for cash an additional unexercised (but then exercisable) portion of the non-qualified option covering, at the optionee’s election, a number of shares no greater than the number of shares being purchased upon exercise.

The 1994 Plan is administered by our Board of Directors which may, at any time, grant options to officers and other key employees of our company as it may select. As of May 11, 2005, there were two officers and approximately six other employees who were eligible to participate in the 1994 Plan.

Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan

The purpose of our Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan, or the 2000 Plan, is to secure for us and our stockholders the benefits arising from capital stock ownership by our non-employee directors and consultants who are expected to contribute to our future growth and success.

Under the terms of the 2000 Plan, we may issue incentive stock options or non-qualified stock options. Incentive stock options qualify under the meaning of Section 422(c)(8) of the Code and are not taxable upon the exercise of the option. Non-qualified stock options do not qualify as an incentive stock option under Section 422(c)(8) of the Code and are taxable when exercised. Each non-employee director receives options to acquire 50,000 shares of common stock on the date of the director’s first election to the Board of Directors. A grant to acquire an additional 5,000 shares is effective on the date of the director’s reelection to the Board of Directors. We may grant cash payment elections in connection with the exercising of non-qualified options. A cash payment election shall entitle the optionee, simultaneously with a purchase of shares upon exercise of a portion of a non-qualified option, to surrender for cash an additional unexercised (but then exercisable) portion of the non-qualified option covering, at the optionee’s election, a number of shares no greater than the number of shares being purchased upon exercise.

The 2000 Plan is administered by our Board of Directors which may, at any time, grant options to non-employee directors or consultants of our company as it may select.

Beneficial Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock by any stockholder as of November 30, 2005 known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and executive officers, and all of our directors and executive officers as a group.

Name and Address Of Beneficial Owner	Shares of Common Stock(1)	Percent of Stock**
Reynald G. Bonmati (2) Premium Point New Rochelle, NY 10801	25,095,350	52.8%
Psilos Group Partners II SBIC, L.P. (3) 625 Avenue of the Americas, 4th Floor New York, NY 10011	5,980,845	13.6%
Albert S. Waxman (4) Psilos Group Managers, LLC 625 Avenue of the Americas, 4th Floor New York, NY 10011	5,980,845	13.6%
Michael W. Huber (5) 179 Avenue of the Common, Suite 2 Shrewsbury, NJ 07702	4,045,634	9.1%
Rock Creek Investment Partners, L.P. (6) 1200 Riverplace Blvd., Suite 902 Jacksonville, FL 32207	2,821,429	6.4%
Neil H. Koenig (7) 31 Yukon Dr. Woodbury, NY 11797	1,529,890	3.4%
André-Jacques Neusy (8) 159 Hillpark Avenue Great Neck, NY 11021	654,140	1.5%
William Orr (9) First Global Services Corp. POB 342143 Tampa, FL 33694-2143	120,000	*
All of our directors and executive officers as a group (6 persons) (10)	37,425,859	80.4%

*	Less than 1%.

**	Based on 43,807,368 shares outstanding as of November 30, 2005.

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of a determination date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.

(2)	Includes 1,812,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrants to purchase up to 1,640,000 shares of common stock issued in connection with loans in the aggregate amount of $1,285,000 made by Mr. Bonmati to us since January 2003. Includes a warrant to Bones L.L.C. to purchase up to 175,000 shares of common stock issued in connection with Mr. Bonmati’s guarantee of a line of credit from HSBC Bank USA, N.A. in October, 2005. Includes 13,359,499 shares of common stock held of record by Bones L.L.C., warrants to purchase up to 25,000 shares of common stock issued in connection with a loan in the amount of $25,000 made by Bones L.L.C. to our company in January 2005 and warrants to purchase up to 100,000 shares of common stock issued in connection with a loan in the amount of $100,000 made by Mr. Bonmati to our company in November 2005. Mr. Bonmati may be deemed to be a beneficial owner due to his relationship with such entity. Mr. Bonmati is a managing member of Bones L.L.C. Such beneficial ownership is disclaimed by Mr. Bonmati, except to the extent of his proportionate interest in such entity. Also includes 1,159,931 shares of common stock held by Mr. Bonmati’s wife, as a trustee for their children and warrants to purchase up to 10,000 shares of common stock issued in connection with a loan in the amount of $10,000 made by The Chrystele Bonmati Trust to us in June 2004, with respect to which Mr. Bonmati disclaims beneficial ownership. Includes 10,000 shares of common stock held by Mr. Bonmati’s granddaughter, with respect to which Mr. Bonmati disclaims beneficial ownership.

(3)	Includes 4,000,000 shares of common stock held directly by Psilos Group Partners II SBIC, L.P. Includes 67,500 shares of common stock issuable pursuant to stock options held by Albert S. Waxman that are currently exercisable. Also includes warrants to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to us in May 2004. Dr. Waxman is a senior managing member of the general partner of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Psilos Group Partners II SBIC, L.P.

(4)	Includes 67,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrants to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to us in May 2004. Includes 4,000,000 shares of common stock held directly by Psilos Group Partners II SBIC, L.P. Dr. Waxman is a senior managing member of the general partner of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate economic interest in such entity.

(5)	Includes 248,750 shares of common stock issuable pursuant to stock options that are currently exercisable. Also includes warrants to purchase up to 600,000 shares of common stock, in connection with loans in the aggregate amount of $600,000 made by Mr. Huber to us since January 2003. Also includes warrants to purchase up to 50,000 shares of common stock, in connection with the renewal for one year of his $50,000 promissory note dated September 18, 2003.

(6)	Includes warrants to purchase up to 500,000 shares of common stock initially issued to John Sites, Jr. Such warrants have recently been transferred to Rock Creek.

(7)	Includes 101,250 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes a warrant to purchase up to 175,000 shares of common stock issued in connection with Mr. Koenig’s guarantee of line of credit from HSBC Bank USA, N.A. in October 2005. Includes a warrant to purchase up to 220,000 shares of common stock in connection with loans in the aggregate amount of $150,000 made by Yukon Associates, an entity affiliated with Mr. Koenig, to us since January 2003. Such beneficial ownership is disclaimed by Mr. Koenig, except to the extent of his proportionate interest in such entity. Includes 50,000 shares of common stock with respect to which Mr. Koenig disclaims beneficial ownership. Also includes a warrant to purchase up to 240,000 shares of common stock issued in connection with services rendered in respect of our asset sale to Cooper Surgical Acquisition Corp., as more fully described in our Form 8-K filed with the SEC on April 15, 2002.

(8)	Includes 67,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Also includes warrants to purchase up to 50,000 shares of common stock, in connection with loans in the aggregate amount of $120,000 made by Dr. Neusy to us since January 2003.

(9)	Includes 12,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrant to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Mr. Orr to us in April 2004.

(10)	Includes options to purchase 2,310,000 shares of common stock and warrants to purchase 3,335,000 shares. See also footnotes 2-3, 5 and 7-9 above.

Indemnification of Directors and Executive Officers and Limitation of Liability

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

The limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of the liability of a director, then the liability of our directors will be eliminated or limited to the furthest extent permitted by Delaware law as so amended.

Our Certificate of Incorporation allows us to indemnify our officers, directors and other agents to the full extent permitted by Delaware law. Our Bylaws permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification, and to provide indemnification in circumstances in which indemnification is otherwise discretionary under Delaware law. The Bylaws will specify circumstances in which indemnification for our directors and executive officers is mandatory and when we may be required to advance expenses before final disposition of any litigation.

We will enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promissory Notes

Between January 6, 2003 and November 30, 2005, we issued promissory notes to certain of our directors, officers and affiliates, as listed below. Each of such notes accrues interest annually at the JPMorgan Chase prime rate plus one percent and bears a scheduled maturity of one year from its date of issuance. For all of such promissory notes, we are obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if we (i) receive at least $1,000,000 to $5,000,000 from an equity financing or (ii) sell substantially all of our assets. All of such promissory notes were issued in order to provide us with working capital. For the $500,000 in principal amount of notes issued from August 2003 through November 2003, we were obligated to repay to the noteholders the principal amount within 10 days upon our receiving the remaining $500,000 in proceeds from Cooper Surgical Acquisition Corp., the buyer of our bone densitometers business in 2002, which was released to us on January 30, 2004.

(1)	$150,000 Promissory Note, dated January 6, 2003, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note was repaid on January 31, 2004.

(2)	$50,000 Promissory Note, dated January 22, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. $30,000 of such note was repaid on January 31, 2004 and $20,000 of such note was replaced by the note described in item (22) below.

(3)	$100,000 Promissory Note, dated January 31, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was repaid on January 31, 2004.

(4)	$100,000 Promissory Note, dated May 27, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (29) below.

(5)	$100,000 Promissory Note, dated June 3, 2003, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note was converted to 355,533 shares of common stock effective December 31, 2004 at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(6)	$30,000 Promissory Note, dated June 19, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (33) below.

(7)	$20,000 Promissory Note, dated June 23, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (33) below.

(8)	$25,000 Promissory Note, dated August 20, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(9)	$10,000 Promissory Note, dated August 26, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(10)	$40,000 Promissory Note, dated September 12, 2003, between Orthometrix, Inc. and Reynald Bonmati. Such note was replaced by the note described in item (21) below.

(11)	$25,000 Promissory Note, dated September 12, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. Such note was replaced by the note described in item (22) below.

(12)	$50,000 Promissory Note, dated September 18, 2003, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note was replaced by the warrant described in item (21) below under the subheading ‘‘Warrants’’.

(13)	$25,000 Promissory Note, dated September 26, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(14)	$25,000 Promissory Note, dated October 3, 2003, between Orthometrix, Inc. and James Baker, who served as a director of our company from May 1995 to June 2004. Such note was repaid on January 31, 2004.

(15)	$25,000 Promissory Note, dated October 8, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. Such note was replaced by the note described in item (22) below.

(16)	$20,000 Promissory Note, dated November 6, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(17)	$250,000 Promissory Note, dated November 7, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(18)	$45,000 Promissory Note, dated November 24, 2003, between Orthometrix, Inc. and Andre-Jacques Neusy, a director of our company. Such note was converted to 159,990 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(19)	$25,000 Promissory Note, dated January 23, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(20)	$50,000 Promissory Note, dated January 26, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was replaced by the note described in item (21) below.

(21)	$405,000 Promissory Note, dated January 31, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note replaced the notes dated August 20, 2003, August 26, 2003, September 12, 2003, September 26, 2003, November 6, 2003, November 7, 2003, January 23, 2004 and January 26, 2004 in the amounts of $25,000 ($20,000 of which was repaid on January 31, 2004), $40,000, $25,000, $20,000, $230,000, $50,000 and $25,000, respectively, which are described above in items (8), (9), (10), (13), (17), (19) and (20). $305,000 of such note was repaid on March 4, 2005, $100,000 was applied to cover the purchase price paid by Mr. Bonmati for 400,000 shares of our common stock issued to him pursuant to the Stock Purchase Agreement described below, under the sub-heading ‘‘March 2005 Private Placement.’’

(22)	$70,000 Promissory Note, dated January 31, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. Such note replaces notes dated January 22, 2003, September 12, 2003 and October 8, 2003 in the amounts of $50,000 ($30,000 of which was repaid on January 31, 2004), $25,000 and $25,000, respectively, which we described above in items (2), (11) and (15). Such note was converted to 248,874 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(23)	$50,000 Promissory Note, dated February 20, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(24)	$50,000 Promissory Note, dated February 25, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(25)	$25,000 Promissory Note, dated April 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 88,883 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(26)	$50,000 Promissory Note, dated April 28, 2004, between Orthometrix, Inc. and First Global Services Corp. William Orr, a director of our company, serves as an officer and a director of First Global Services Corp. Such note was repaid on March 5, 2005.

(27)	$50,000 Promissory Note, dated May 6, 2004, between Orthometrix, Inc. and Albert S. Waxman, a director of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(28)	$50,000 Promissory Note, dated May 17, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(29)	$100,000 Promissory Note, dated May 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. This note replaced the note described in item (4) above. Such note was converted to 355,533 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(30)	$50,000 Promissory Note, dated June 1, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(31)	$25,000 Promissory Note, dated June 8, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. Such note was converted to 88,883 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(32)	$150,000 Promissory Note, dated June 10, 2004, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note was converted to 533,239 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(33)	$50,000 Promissory Note, dated June 23, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. This note replaces notes dated June 19, 2003 and June 23, 2003 in the amounts $30,000 and $20,000, respectively, which are described in items (6) and (7) above. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(34)	$10,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and The Chrystele Bonmati Trust, a trust established by Mr. Bonmati for his daughter.Such note was converted to 35,553 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(35)	$25,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy, a director of our company. Such note was converted to 88,883 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(36)	$25,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and Ralph G. Theodore and Ellen H. Theodore JTWROS. Mr. Theodore currently serves as our Vice President of Operations. Such note was converted to 88,883 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(37)	$25,000 Promissory Note, dated August 18, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member. Such note was converted to 88,883 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(38)	$50,000 Promissory Note, dated August 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(39)	$50,000 Promissory Note, dated September 10, 2004, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(40)	$80,000 Promissory Note, dated September 13, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 284,427 shares of common stock effective December 31, 2004, at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004).

(41)	$35,000 Promissory Note, dated September 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 124,422 shares of common stock effective December 31, 2004.

(42)	$50,000 Promissory Note, dated October 18, 2004, between Orthometrix, Inc. and Andres-Jacques Neusy, a director of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004.

(43)	$50,000 Promissory Note, dated October 29, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock effective December 31, 2004.

(44)	$5,000 Promissory Note, dated November 5, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 17,777 shares of common stock effective December 31, 2004.

(45)	$50,000 Promissory Note, dated December 6, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 177,767 shares of common stock on December 31, 2004.

(46)	$25,000 Promissory Note, dated January 7, 2005, between Orthometrix, Inc. and Bones L.L.C. Such note was converted to 88,883 shares of common stock. Mr. Bonmati is a Managing Member of Bones L.L.C. The actual conversion occurred on January 17, 2005, but took effect retroactively on December 31, 2004.

(47)	$15,000 Promissory Note, dated January 12, 2005, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note was converted to 53,330 shares of common stock. The actual conversion occurred on January 17, 2005, but took effect retroactively on December 31, 2004.

(48)	$50,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and Michael W. Huber, a director of our company. Such note has not been repaid or converted into shares of common stock.

(49)	$100,000 Promissory Note, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company. Such note has not been repaid or converted into shares of common stock.

Conversion of Promissory Notes

In December 2004, holders of certain promissory notes, as described above, were given the opportunity to convert up to $2,145,000 in amount of such notes into shares of common stock. Holders of such notes elected to convert $1,545,000 of notes into 5,492,995 shares of common stock at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004). All of the notes were scheduled to mature at various times through January 2006. Of the promissory notes converted to common stock, $1,300,000 was represented by notes held by our officers, directors or affiliates — Michael W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000), Andre-Jacques Neusy ($120,000), and Albert S. Waxman ($50,000). The actual conversion occurred on January 17, 2005, but took effect retroactively on December 31, 2004. The issuance of the shares of common stock pursuant to the conversion was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. After giving effect to such conversion, $600,000 in principal amount of notes remained outstanding. In March 2005, of the remaining $600,000 in notes, $500,000 was repaid and $100,000 was applied to cover the purchase price paid by Mr. Bonmati for 400,000 shares of our common stock issued to him pursuant to the Stock Purchase Agreement described below, under the sub-heading ‘‘March 2005 Private Placement.’’

Warrants

Between January 6, 2003 and November 30, 2005, we issued warrants to purchase shares of our common stock to certain of our officers, directors and affiliates, as listed below. Each of such warrants expires five years from the date of grant and provides the holder with certain piggy-back registration rights in the event that we register shares of our common stock with the SEC, for our own account or the account of others. Except as otherwise noted, all of such warrants were granted in connection with the promissory notes listed under the sub-heading ‘‘Promissory Notes’’ as consideration for the loans extended to us by such parties or their affiliates, and except as otherwise noted, none of such warrants have been exercised.

(1)	Warrant to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, dated January 6, 2003, between Orthometrix, Inc. and Michael Huber, a director of our company.

(2)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 22, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member.

(3)	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(4)	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated May 27, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(5)	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated June 3, 2003, between Orthometrix, Inc. and Michael Huber, a director of our company.

(6)	Warrant to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, dated June 19, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(7)	Warrant to purchase 20,000 shares of common stock at an exercise price of $0.05 per share, dated June 23, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(8)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated August 20, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(9)	Warrant to purchase 10,000 shares of common stock at an exercise price of $0.05 per share, dated August 26, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(10)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated September 12, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing partner.

(11)	Warrant to purchase 40,000 shares of common stock at an exercise price of $0.05 per share, dated September 12, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(12)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated September 18, 2003, between Orthometrix, Inc. and Michael Huber.

(13)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated September 26, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(14)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated October 3, 2003, between Orthometrix, Inc. and James Baker, who served as a director of our company from May 1995 to June 2004. Such warrant was exercised on June 1, 2004.

(15)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated October 8, 2003, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member.

(16)	Warrant to purchase 250,000 shares of common stock at an exercise price of $0.05 per share, dated November 7, 2003, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(17)	Warrant to purchase 45,000 shares of common stock at an exercise price of $0.05 per share, dated November 24, 2003, between Orthometrix, Inc. and Andre-Jacques Neusy, a director of our company. Such warrant was exercised on March 17, 2005.

(18)	Warrant to purchase 240,000 shares of common stock at an exercise price of $0.05 per share, dated December 19, 2003, between Orthometrix, Inc. and Neil H. Koenig, our Chief Financial Officer and a director of our company. Such warrant was granted as consideration for services performed by Mr. Koenig for our company with a monetary value of $60,000.

(19)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated January 23, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(20)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 16, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(21)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Michael Huber, a director of our company.

(22)	Warrant to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, dated June 10, 2004, between Orthometrix, Inc. and Michael Huber, a director of our company.

(23)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated September 10, 2004, between Orthometrix, Inc. and Michael Huber, a director of our company.

(24)	Warrant to purchase 80,000 shares of common stock at an exercise price of $0.05 per share, dated September 13, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(25)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.25 per share, dated October 4, 2005, between Orthometrix, Inc. and Michael Huber, a director of our company.

(26)	Warrant to purchase 405,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(27)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated February 20, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(28)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated February 25, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(29)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated April 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(30)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated May 17, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(31)	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated May 26, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(32)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated June 1, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(33)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated June 23, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(34)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated August 30, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(35)	Warrant to purchase 35,000 shares of common stock at an exercise price of $0.05 per share, dated September 27, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(36)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 29, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(37)	Warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share, dated November 5, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(38)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated December 6, 2004, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(39)	Warrant to purchase 15,000 shares of common stock at an exercise price of $0.05 per share, dated January 5, 2005, between Orthometrix, Inc. and Reynald Bonmati, the Chairman of the Board, President and Treasurer of our company.

(40)	Warrant to purchase 10,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and The Chrystele Bonmati Trust, a trust established by Mr. Bonmati for his daughter.

(41)	Warrant to purchase 70,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member.

(42)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 8, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member.

(43)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated August 18, 2004, between Orthometrix, Inc. and Yukon Associates, a company of which Neil Koenig, our Chief Financial Officer, is a managing member.

(44)	Warrant to purchase 175,000 shares of common stock at an exercise price of $0.25 per share, dated October 3, 2005, between Orthometrix, Inc. and Neil H. Koenig, our Chief Financial Officer and a director of our company. Such warrant was granted as consideration for Mr. Koenig’s guarantee of one-half of a $350,000 line of credit for our company with HSBC Bank USA, N.A.

(45)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy, a director of our company. Such warrant was exercised on August 29, 2005.

(46)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 18, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy, a director of our company.

(47)	Warrant to purchase 500,000 shares of common stock at an exercise price of $0.35 per share, dated March 11, 2005, between Orthometrix, Inc. and John C. Sites, Jr., a consultant who is a principal in Rock Creek Investment Partners, L.P., or Rock Creek. Rock Creek holds beneficial ownership in more than 5% of our common stock. The value of the warrant was $144,600, based on the application of the Black Scholes option pricing model and this value was recorded as consulting expense and as additional paid-in capital. Mr. Sites recently transferred this warrant to Rock Creek.

(48)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated April 28, 2004, between Orthometrix, Inc. and William Orr, a director of our company.

(49)	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated May 6, 2004, between Orthometrix, Inc. and Albert S. Waxman, a director of our company.

(50)	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated January 7, 2005, between Orthometrix, Inc. and Bones L.L.C., a company of which Mr. Bonmati, our President and Chairman of our Board, is President.

(51)	Warrant to purchase 175,000 shares of common stock at an exercise price of $0.25 per share, dated October 3, 2005, between Orthometrix, Inc. and Bones L.L.C., a company of which Mr. Bonmati, our President and Chairman of our Board, is President. Such warrant was granted as consideration for Mr. Bonmati’s guarantee of one-half of a $350,000 line of credit for our company with HSBC Bank USA, N.A.

(52)	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.25 per share, dated November 18, 2005, between Orthometrix, Inc. and Bones L.L.C., a company of which Mr. Bonmati, our President and Chairman of our Board, is President.

Proceeds resulting from any exercise of such warrants are received by us on the date that the warrant is exercised.

March 2005 Private Placement

On December 15, 2004, our Board authorized the commencement of negotiations with Psilos and other parties regarding the private sales of shares of our common stock. Dr. Waxman, a director of our company is a Senior Managing Member of the general partner of Psilos. The Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with Psilos began on December 15, 2004, such discounted average price was approximately $0.28 per share. When Psilos was ready to close the transaction on March 3, 2005, such discounted average price had decreased to approximately $0.24 per share. The market price of our common stock on March 3, 2005 was $0.43. The parties agreed, however, to price the deal at $0.25 per share, and we issued 4,000,000 shares to Psilos for a purchase price of $1,000,000. In connection with the Psilos purchase, Mr. Bonmati agreed to purchase 400,000 shares for a purchase price of $100,000. The $100,000 purchase price was not paid by Mr. Bonmati in cash but was deemed paid as a result of his cancellation of an aggregate amount of $100,000 in promissory notes that we had issued to him in 2004. The Board unanimously authorized and ratified the transaction, with all related parties abstaining from the vote. We privately sold an additional 360,000 shares of common stock to unaffiliated third parties for a purchase price of $90,000 contemporaneously with this private offering. The discount on the 4,000,000 shares issued to Psilos did not relate, in any part, to compensation of Dr. Waxman for his services as a director of our company. The $72,000 discount on the 400,000 share issued to Mr. Bonmati was recorded as compensation expense and as additional paid-capital.

February 2005 Private Placement

On February 25, 2005, we entered into a Stock Purchase Agreement with Rock Creek Investment Partners, L.P., or Rock Creek. Pursuant to such agreement, we sold 2,321,429 shares of our common stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek. The market price of our common stock on February 25, 2005 was $0.33.

Grants of Common Stock and Stock Options

In December 2004, we granted Neil H. Koenig, our Chief Financial Officer, 317,000 shares of our common stock at $0.26 per share for services rendered. The value of the grant was based on a 20% discount from the market price of such shares and was valued at $65,937, which was recorded as consulting expense, common stock, and additional paid-in capital.

During the nine months ended September 30, 2005, our Board approved a grant of stock options to our employees and directors to purchase an aggregate of 1,110,000 shares of common stock with exercise prices equal to the market price of stock on the date of grant. The options are 10-year options (with the exception of Mr. Bonmati, a 10% shareholder, who received 635,000 shares of our common stock and vest over 4 years. During the nine months ended September 30, 2005, the Board also approved a grant of stock options to independent consultants to purchase an aggregate of 245,000 shares of common stock. The value of these options was $59,109, based on the application of the Black-Scholes option pricing model and this value of options was recorded as consulting expense and additional paid-in capital.

Transactions with Bionix

We entered into three Assignment and Assumption Agreements, each dated April 12, 2002, with Bionix L.L.C., a company of which Reynald G. Bonmati, our President and Chairman of our Board, is

President. Under these agreements, Bionix assigned to us all of its right, title and interest in, to and under a Distribution Agreement with Stratec, a Distribution Agreement with Novotec and a Product Approval and Licensing Agreement with MIP. Under the two Distribution Agreements, each dated October 1, 1999, we were given the right to purchase and sell the pQCT® (XCT) and Galileo™ systems and products. Under the Product Approval and Licensing Agreement, dated February 12, 2002, we were given exclusive and perpetual authority, right and license to use the technology in the Orbasone™, to seek PMA approval for the Orbasone™ and to assemble, develop, manufacture, market, sell, distribute and service the Orbasone™ in North America. During fiscal year 2002, we purchased systems and products from Bionix equal to approximately $4,500.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 10,926,429 shares of common stock by the selling stockholders, comprising:

•	6,721,429 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

•	4,205,000 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are currently convertible or exercisable are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 43,807,368 shares of common stock outstanding as of November 30, 2005.

The term ‘‘selling stockholders’’ also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Rock Creek Investment Partners, L.P. 1200 Riverplace Blvd., Suite 902 Jacksonville, FL 32207	2,821,429	(2)	6.4%	2,821,429	2,821,429	6.4%
Psilos Group Partners II SBIC, L.P. 625 Avenue of the Americas, 4th Floor New York, NY 10011	5,980,845	(3)	13.6%	4,000,000	5,980,845	13.6%
Reynald G. Bonmati Premium Point New Rochelle, NY 10801	25,095,350	(4)	52.8%	2,140,000	25,095,350	52.8%
Neil H. Koenig 31 Yukon Dr. Woodbury, NY 11797	1,529,890	(5)	3.4%	635,000	1,529,890	3.4%
Albert S. Waxman Psilos Group Managers, LLC 625 Avenue of the Americas, 4th Floor New York, NY 10011	5,980,845	(6)	13.6%	50,000	5,980,845	13.6%
Michael W. Huber 179 Avenue of the Common, Suite 2 Shrewsbury, NJ 07702	4,045,634	(7)	9.1%	600,000	4,045,634	9.1%
William Orr Corporate Secretary First Global Services Corp. POB 342143 Tampa, FL 33694-2143	120,000	(8)	*	50,000	120,000	*
André-Jacques Neusy 159 Hillpark Avenue Great Neck, NY 11021	654,140	(9)	1.5%	120,000	654,140	1.5%

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
John Utzinger 1355 Ten Bar Trail Southlake, TX 76092	83,000	*	40,000	83,000	*
Farooq Kathwari Premium Point New Rochelle, NY 10801	50,000	*	50,000	50,000	*
David Balzer c/o Nikken Inc. 52 Discovery Irvine, CA 92618	92,500	*	75,000	92,500	*
Bones L.L.C. Premium Point New Rochelle, NY 10801	13,659,499	31%	300,000	13,659,499	31%
Chrystele Bonmati Trust Premium Point New Rochelle, NY 10801	638,331	1.5%	10,000	638,331	1.5%
Philip Casesa 185 Hoydens Hill Rd. Fairfield, CT 06430	45,553	*	10,000	45,553	*
Ralph G. Theodore and Ellen H. Theodore JTWROS 128 Grove Street Clinton, CT 06413	40,000	*	25,000	40,000	*

*	Indicates less than 1.0%.

(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(2)	Includes warrants to purchase up to 500,000 shares of common stock initially issued to John Sites, Jr. Such warrants have recently been transferred to Rock Creek.

(3)	Includes 4,000,000 shares of common stock held directly by Psilos Group Partners II SBIC, L.P. Includes 67,5000 shares of common stock issuable pursuant to stock options held by Albert S. Waxman that are currently exercisable. Also includes warrants to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to us in May 2004. Dr. Waxman is a senior managing member of the general partner of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Psilos Group Partners II SBIC, L.P., except to the extent of their proportionate economic interest in such member.

(4)	Mr. Bonmati founded our company in 1993. He has been a director of our company since our formation and has served as Chairman of the Board, President and Treasurer of our company since 1994. Includes 1,812,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrants to purchase up to 1,640,000 shares of common stock issued in connection with loans in the aggregate amount of $1,285,000 made by Mr. Bonmati to us since January 2003. Includes 13,359,499 shares of common stock held of record by Bones L.L.C., warrants to purchase up to 25,000 shares of common stock issued in connection with a loan in the amount of $25,000 made by Bones L.L.C. to us in January 2005 and warrants to purchase up to 100,000 shares in common stock issued in connection with a loan in the amount of $100,000 made by Mr. Bonmati to our company in November 2005. Includes warrants granted to Bones L.L.C. to purchase up to 175,000 shares of common stock issued in connection with Mr. Bonmati’s guarantee of a line of credit from HSBC Bank USA, N.A. in October 2005. Mr. Bonmati may be deemed to be a beneficial owner due to his relationship with such entity. Mr. Bonmati is a managing member of Bones L.L.C. Such beneficial ownership is disclaimed by Mr. Bonmati, except to the extent of his proportionate interest in such entities. Also includes 1,159,931 shares of common stock held by Mr. Bonmati’s wife, as a trustee for their children and warrants to purchase up to 10,000 shares of common stock issued in connection with a loan in the amount of $10,000 made by The Chrystele Bonmati Trust to us in June 2004, with respect to which Mr. Bonmati disclaims beneficial ownership. Includes 10,000 shares of common stock held by Mr. Bonmati’s granddaughter, with respect to which Mr. Bonmati disclaims beneficial ownership.

(5)	Mr. Koenig has served as our Chief Financial Officer since 2002. Includes 101,250 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes a warrant to purchase up to 175,000 shares of common stock issued in connection with Mr. Koenig’s guarantee of a line of credit from HSBC Bank USA, N.A. in October 2005. Includes a warrant to purchase up to 220,000 shares of common stock in connection with loans in the aggregate amount of $150,000 made by an entity affiliated with Mr. Koenig to us since January 2003. Such beneficial ownership is disclaimed by Mr. Koenig, except to the extent of his proportionate interest in such entity. Includes 50,000 shares of common stock with respect to which Mr. Koenig disclaims beneficial ownership. Also includes a warrant to purchase up to 240,000 shares of common stock in connection with services rendered with regard to the asset sale to CooperSurgical Acquisition Corp. as more fully described in our Form 8-K filed with the SEC on April 15, 2002.

(6)	Dr. Waxman has been a director of our company since 1994. Includes 67,5000 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrants to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to us in May 2004. Includes 4,000,000 shares of common stock held directly by Psilos Group Partners II SBIC, L.P. Dr. Waxman is a senior managing member of the general partner of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate economic interest in such entity.

(7)	Mr. Huber has been a director of our company since 1995. Includes 248,750 shares of common stock issuable pursuant to stock options that are currently exercisable. Also includes warrants to purchase up to 600,000 shares of common stock, in connection with loans in the aggregate amount of $600,000 made by Mr. Huber to us since January 2003. Also includes warrants to purchase up to 50,000 shares of common stock, in connection with the renewal for one year of his $50,000 promissory note dated September 18, 2003.

(8)	Mr. Orr has been a director of our company since 2004. Includes 12,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Includes warrant to purchase up to 50,000 shares of common stock issued in connection with a loan in the amount of $50,000 made by Mr. Orr to us in April 2004.

(9)	Dr. Neusy has been a director of the company since 1997. Includes 67,500 shares of common stock issuable pursuant to stock options that are currently exercisable. Also includes warrants to purchase up to 50,000 shares of common stock, in connection with loans in the aggregate amount of $120,000 made by Dr. Neusy to us since January 2003.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

•	On March 3, 2005 we entered into a Stock Purchase Agreement with Psilos Group Partners II SBIC, L.P. and Mr. Bonmati. Dr. Waxman is Senior Managing Member of the General Partner of Psilos Group Partners II SBIC, LP. and a director of our company. As a Senior Managing Member, Dr. Waxman may be deemed to share voting and investment powers for the shares held by Psilos Group Partners II SBIC, L.P. Dr. Waxman disclaims beneficial ownership of the shares held by Psilos except to the extent of his proportionate pecuniary interest therein.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.0005 per share, of which 43,807,368 are issued and outstanding as of November 30, 2005. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock are fully paid for and non-assessable.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0005 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Stock Options

As of November 30, 2005, there were outstanding stock options to purchase 2,907,500 shares of our common stock pursuant to the Amended and Restated 1994 Stock Option Plan for Employees at a weighted average exercise price of $0.20 per share and an additional 1,305,000 shares reserved for future grant under this stock option plan. As of such date, there were also outstanding stock options to purchase 1,185,000 shares of our common stock pursuant to the Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan at a weighted average exercise price of $0.14 per share and 220,000 additional shares reserved for future grant under this option plan.

Warrants

As of November 30, 2005, there were outstanding warrants to purchase 4,505,000 shares of our common stock at a weighted average exercise price of $0.11 per share.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Our Certificate of Incorporation and Bylaws include provisions that:

•	require that special meetings of our stockholders be called only by the Board of Directors, the President or at the request in writing of stockholders holding together at least 25% of the number of shares of stock outstanding and entitled to vote at such meeting; and

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an ‘‘interested stockholder’’ as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 30, 2005, we had outstanding 43,807,368 shares of common stock and 8,152,500 shares of common stock subject to the exercise of options and warrants. Of these shares, approximately 39,064,862 shares of common stock are freely tradable, without restriction or further registration under the Securities Act of 1933, except for any such shares which may be acquired by an affiliate of our company as that term is defined in Rule 144 under the Securities Act of 1933, which shares will be subject to the resale limitations of Rule 144. Included in the number of shares of our common stock that are freely tradable are 1,523,000 shares subject to the exercise of options granted pursuant to our Amended and Restated 1994 Stock Option Plan for Employees and our Amended and Restated 2000 Non-Employee Directors’ and Consultants Stock Option Plan, 4,205,000 shares subject to the exercise of warrants registered in this offering, and an additional 6,721,429 shares registered in this offering,

Sales of significant amounts of our common stock that currently do not trade in the public markets but will become tradable in the public markets could have an adverse impact on the market price of the common stock.

Approximately 5,704,500 shares of our common stock outstanding or subject to the exercise of options or warrants continue to be ‘‘restricted’’ securities within the meaning of Rule 144 as they were issued and sold in reliance on certain exemptions from the registration requirements of the Securities Act of 1933. Approximately 3,179,500 of these restricted shares will be available for immediate sale in the public market in reliance upon the ‘‘dribble out’’ provisions of Rule 144 under the Securities Act of 1933 and the remaining approximately 2,525,000 restricted shares will not be transferable pursuant to Rule 144 until the expiration of their respective one-year holding period.

In general, under Rule 144 as currently in effect, if a period of at least one years has elapsed between the later of the date restricted shares were acquired from us and the date on which they were acquired from an affiliate, then the holder of such restricted shares is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

•	1% of the number of shares of the common stock then outstanding, which at November 30, 2005 would equal approximately 438,073 shares; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of such sales, notice filings and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for a period of at least three months prior to the sale of such shares has not been, an affiliate of the Company, is free to sell shares that are restricted securities which have been held for at least two years (including the holding period of any prior owner other than an affiliate) is entitled to sell those shares without complying with the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Our stock option plans provide for the grant of stock options for an aggregate amount of 6,500,000 shares of common stock, of which as of November 30, 2005, options to purchase 4,092,500 shares were outstanding and options to purchase 1,525,000 shares remained available for grant.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, New York, New York.

EXPERTS

The financial statements appearing in this Prospectus and Registration Statement have been audited by Radin, Glass & Co., LLP, independent accountants; to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission described above.

INDEPENDENT AUDITORS’ REPORT

Stockholders and Board of Directors of
Orthometrix, Inc.:

We have audited the accompanying balance sheet of Orthometrix, Inc. (the ‘‘Company’’) as of December 31, 2004 and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthometrix, Inc. as of December 31, 2004, and the results of their operations and their cash flows for each of the two years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and has a net capital deficiency that raise substantial doubt about its ability to continue as going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin, Glass & Co., LLP

New York, New York
February 3, 2005
Except for Note 14 as to which the date is March 4, 2005.

ORTHOMETRIX, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2004

December 31, 2004
Assets
Current assets:
Accounts receivable — trade	$149,775
Inventories	120,460
Prepaid expenses and other current assets	107,796
Total current assets	378,031
Property and equipment, net	17,756
Other	11,658
Total Assets	$407,445
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable — trade	$527,826
Accrued expenses	143,729
Unearned service revenue	7,510
Related party loans	566,403
Total current liabilities	1,245,468
Stockholders' deficit:
Common stock — 35,710,939 shares issued and outstanding and 45,000,000 shares authorized	17,854
Additional paid-in capital	40,618,373
Accumulated deficit	(41,474,250)
Total stockholders' deficit	(838,023)
Total Liabilities and Stockholders' Deficit	$407,445

(See notes to financial statements)

ORTHOMETRIX, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Revenue	$1,179,877	$1,572,753
Cost of revenue	528,809	508,969
Gross profit	651,068	1,063,784
Sales and marketing expense	727,982	719,300
General and administrative expense	1,193,740	1,382,670
Research and development expense	385,697	263,127
Operating loss	(1,656,351)	(1,301,313)
Interest expense	(288,705)	(51,230)
Interest income	334	528
Other income	537	2,859
Net loss	$(1,944,185)	$(1,349,156)
Basic and diluted weighted average shares	31,235,286	29,544,621
Basic and diluted loss per share	$(0.06)	$(0.05)

(See notes to financial statements)

ORTHOMETRIX, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Shares	Total	Common Stock	Additional Paid-In Capital	Accumulated Deficit
Balance as of December 31, 2002	29,544,621	$506,690	$14,771	$38,672,828	$(38,180,909)
Warrants issued as compensation to non-employees in connection with notes payable	—	57,348	—	57,348	—
Net Loss	—	(1,349,156)	—	—	(1,349,156)
Balance as of December 31, 2003	29,544,621	(785,118)	14,771	38,730,176	(39,530,065)
Warrants issued as compensation to non-employees in connection with notes payable	—	332,622	—	332,622	—
Stock options and warrants issued as compensation to non- employees	—	31,650	—	31,650	—
Stock options and warrants exercised	356,323	29,206	178	29,028	—
Stock issued as compensation to employees	317,000	65,937	159	65,778	—
Notes converted to stock	5,492,995	1,431,865	2,746	1,429,119	—
Net Loss	—	(1,944,185)	—	—	(1,944,185)
Balance as of December 31, 2004	$35,710,939	$(838,023)	$17,854	$40,618,373	$(41,474,250)

(See notes to financial statements)

ORTHOMETRIX, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash Flows From Operating Activities:
Net loss	$(1,944,185)	$(1,349,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued as compensation to non-employees	65,937	—
Stock options and warrants issued as compensation to non-employees	31,650	—
Amortization expense	160,197	23,096
Depreciation expense	5,611	9,871
Fair value of stock at conversion	47,789	—
Changes in assets and liabilities:
Decrease in accounts receivable	350,273	840,102
Decrease in inventories	6,838	(69,150)
Increase in prepaid expenses and other current assets	(56,749)	(22,440)
Increase (decrease) in accounts payable	165,495	(171,034)
Increase (decrease) in accrued expenses	57,359	(58,371)
Increase (decrease) in unearned service revenue	(4,693)	(782)
Decrease in other liabilities	(5,645)	(262,742)
Net cash used in operating activities	(1,120,123)	(1,060,606)
Cash Flows From Investing Activities:
Purchase of property and equipment	(3,204)	(16,317)
Net cash used in investing activities	(3,204)	(16,317)
Cash Flows From Financing Activities:
Proceeds of borrowings from unrelated parties	405,000	—
Proceeds of borrowings from related parties	995,000	1,095,000
Repayment of borrowings from related parties	(350,000)	—
Exercise of stock options	29,206	—
Net cash provided by financing activities	1,079,206	1,095,000
Net (decrease) increase in cash	(44,121)	18,077
Cash at beginning of year	44,121	26,044
Cash at end of period of year	$—	$44,121
Supplemental disclosure of cash flow information
Cash paid for interest	$50,398	$15,479
Cash paid for income taxes	$2,574	$9,175

(See notes to financial statements)

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	The Company and Going Concern Consideration:

Orthometrix, Inc. (‘‘OMRX’’ or the ‘‘Company’’) markets, sells, and services several musculoskeletal product lines used in pharmaceutical research, diagnostic and monitoring of bone and muscle disorders in sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002 the Company also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis.

During the past two years, the Company has experienced aggregate losses from operations of $3,293,341 and has incurred total negative cash flow from operations of $2,180,729 for the same two-year period. The Company does not currently have an operating line of credit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s continued existence is dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of some of the Company’s remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining a line of credit. The Company has recently completed a $1,740,000 share issuance that will significantly improve the Company’s liquidity for the near future. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

2.	Summary of Significant Accounting Policies:

Fair Value of Financial Statements

Statement of Financial Accounting Standards (SFAS) No. 107, as amended by SFAS No. 119, ‘‘Disclosures about Fair Value of Financial Instruments’’, requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair values are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

Management of the Company estimates that all financial instruments of OMRX, due to their short-term nature, have a fair value equal to their carrying value.

Revenue and Cost Recognition

The Company primarily sells its products directly to customers and through third party dealers and distributors. Revenue is generally recognized at the time products are shipped and title passes to the customer. The Company estimates and records provisions for product installation and user training in the period that the sale is recorded.

The Company offers one-year warranties on both hardware and software components of its bone densitometry systems (except for computer systems, if any, which are covered under their respective manufacturers’ warranty). The provision for product warranties represents an estimate for future

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

2.	Summary of Significant Accounting Policies: (Continued)

claims arising under the terms of the Company’s various product warranties. The estimated future claims are accrued at the time of sale. To the extent that the Company provides warranty services for products that it does not manufacture the Company invoices the manufacturer for the costs of performing such warranty services.

The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

Stock-based Compensation

Stock-based compensation related to employees and directors is accounted for in accordance with Accounting Principles Board Opinion Number 25 ‘‘Accounting for Stock Issued to Employees’’. Stock-based compensation related to non-employees is accounted for in accordance with SFAS No. 123 and SFAS No. 148 ‘‘Accounting for Stock-Based Compensation’’.

Inventory

Inventories are stated at the lower of cost or market; cost is determined principally by the first-in, first-out method.

Property and Equipment

Furniture and fixtures are recorded at cost and are depreciated using the straight-line method over three to seven years.

The Company’s demonstration systems used for marketing and customer service purposes are carried at the lower of cost or net realizable value until the time of sale. From time to time, the Company may judge it desirable for marketing purposes to provide a device to an appropriate entity. In such cases, the Company will carry the device at cost less amortization, with amortization calculated on a straight-line basis over thirty-six months or expense the device if appropriate.

Long-lived Assets

Management evaluates on an ongoing basis whether events or changes in circumstances exist that would indicate that the carrying value of the Company’s long-lived assets may not be recoverable. Should there be an indication of impairment in the value of its long-lived assets, management would estimate the future cash flows expected to result from the use of the assets and their eventual disposition and recognize a specific provision against such assets if the aggregate nominal estimated future undiscounted cash flows are less than the carrying value of the assets. In considering whether events or changes in circumstances exist, management assesses several factors, including a significant change in the extent or manner in which the assets are used, a significant adverse change in legal factors or in the business climate that could affect the value of the assets, an adverse action or assessment of a regulator, and a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with such assets.

Income Taxes

The Company accounts for deferred income taxes by recognizing the tax consequences of ‘‘temporary differences’’ by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

2.	Summary of Significant Accounting Policies: (Continued)

that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expenses of approximately $31,100 and $300 were incurred for the years 2004 and 2003, respectively, and are included in sales and marketing expense.

Research and Development

Research and development costs are charged to operations as incurred.

Income (Loss) per Share

Basic per share amounts are computed using the weighted average number of common shares outstanding. Diluted per share amounts are computed using the weighted average number of common shares outstanding, after giving effect to dilutive options, using the treasury stock method.

Options to purchase 3,432,500 and 3,150,000, shares of common stock were outstanding at December 31, 2004, and 2003, respectively, but were not included in the computation of diluted income (loss) per share because their effect was anti-dilutive.

Concentration of Credit Risk

During 2004, approximately 48% of total sales was derived from the Company’s four largest customers. During 2003, there were no significant customers. The Company generally sells on credit terms ranging from thirty to ninety days or against irrevocable letters of credit. Any financing of the end user is the decision of, and dependent on, the distributor in each territory. The Company sells to customers in various geographic territories worldwide.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates.

Foreign Exchange Exposure

The Company’s purchases and sales of products and services are made primarily in U.S. dollars. As a result, the Company has minimal exposure to foreign exchange risk in the short-term. However, a portion of the Company’s products are supplied by Stratec and sold along with the Company’s products into foreign markets. Any significant and lasting change in the exchange rates between the U.S. dollar and the currencies of those countries could have a material effect on both the costs and sales of those products and services.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

2.	Summary of Significant Accounting Policies: (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less at the time of purchase to be cash and cash equivalents.

Segment Reporting

The Company has one reportable segment. The Company evaluates performance based on operating income, which is income before interest and non-operating items.

Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 123 (Revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS No. 123R’’). The revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issuers. The Company does not plan to adopt SFAS No. 123R prior to its first quarter of fiscal 2006. The Company expects that the adoption of SFAS No. 123R will have a negative impact on the Company’s consolidated results of operations. The company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

3.	Discontinued Operations and Contingency

On April 11, 2002, the Company sold its bone measurement business to CooperSurgical Acquisition Corp., (‘‘Cooper’’) a wholly-owned subsidiary of the Cooper Companies, Inc. The Company was entitled to receive up to a maximum of $12.0 million for the sale (the ‘‘Asset Sale’’). The Company received $3.5 million of the purchase price at the closing of the Asset Sale. An additional $1.0 million of the remaining purchase price (plus or minus any required purchase price adjustment) was to be released to the Company by Cooper during August 2002 upon submission to the Company by Cooper of a closing statement setting forth the value of the net assets and liabilities of the transferred business in the Asset Sale as of the closing date of the Asset Sale. In August 2002, Cooper submitted a closing statement to the Company and notified the Company of a downward adjustment to the purchase price based on Cooper’s purported valuation of the net assets and liabilities of the transferred business. Based on its downward adjustment, Cooper paid approximately $405,000 to the Company on August 16, 2002. The Company did not agree with Cooper’s valuation of the applicable net assets and liabilities and, accordingly, did not agree with Cooper’s downward purchase price adjustment. The Company and Cooper were unable to settle the disagreement and have engaged an independent accounting firm to provide a binding resolution of such disagreement. During June 2003 the arbitrator settled the disagreement in favor of the Company for $268,569. Accordingly, the Company received a total of $673,569 out of the potential $1,000,000 installment payable in connection with the Asset Sale to Cooper. The settlement from Cooper was received in July 2003. The remaining $500,000 installment of the purchase price was received on January 30, 2004.

In addition, the Company was eligible to receive up to an additional $7.0 million in earn-out payments based on the net sales of certain products over a three-year period from May 1, 2002 to

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

3.	Discontinued Operations and Contingency (Continued)

April 30, 2005. No amounts have been earned through December 31, 2004 and the Company does not anticipate that it will receive any sales proceeds from the earn-out.

4.	Distribution Agreements:

Stratec

The Company and Stratec are parties to an exclusive agreement dated October 1, 1999 with respect to the marketing, sales and service of pQCT systems in North America. Under the terms of the four-year distribution agreement, the Company may purchase products from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2004, the agreement with Stratec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the Company elects to terminate the agreement.

Novotec

The Company and Novotec are parties to an exclusive agreement dated October 1, 1999 with respect to the marketing, sales and service of Galileo and Leonardo systems in North America. Under the terms of the four-year distribution agreement, the Company may purchase products from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2004, the agreement with Novotec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the Company elects to terminate the agreement.

MIP

The Company and MIP are parties to a product approval and licensing agreement dated February 12, 2002 with respect to the Orbasone system. Under the terms of the agreement, MIP granted the Company the exclusive and perpetual authority, right and license in North America to seek PMA approval for the Orbasone, and to assemble, manufacture, market, sell and service the Orbasone. The Orbasone has not yet been approved by the FDA for sale in the U.S. market.

5.	Inventories:

Inventories at December 31, 2004 consist of products kits, spare parts and sub-assemblies.

6.	Property and Equipment:

Property and equipment consisted of the following as of December 31, 2004:

Furniture and fixtures	$139,208
Accumulated depreciation	(121,452)
$17,756

7.	Stockholders’ Equity (Deficit):

Effective with stockholder approval received on June 2, 1999, the Company amended its Certificate of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 45,000,000.

The Company has authorized 1,000,000 shares of preferred stock, par value $0.0005 per share, issuable in series with such rights, powers and preferences as may be fixed by the Board of Directors. At December 31, 2004 and 2003, there was no preferred stock outstanding.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

8.	Compensation Programs:

Stock Option Plan

The Company has a stock-based compensation plan whereby stock options may be granted to officers, employees and non-employee consultants to purchase a specified number of shares of Common Stock. All outstanding options granted have an exercise price not less than 100% of the market value of the Company's Common Stock at the date of grant, are for a term not to exceed 10 years, and vest over a four year period at 25% per year.

The amended and restated 1994 Stock Option Plan includes 3,000,000 shares of Common Stock reserved for issuance. Options are issued to employees and non-employees at the discretion of the Board of Directors. During 2004, 795,000 options were issued as compensation to employees. The Company has elected to follow APB Opinion No. 25, ‘‘Accounting for Stock Issued to Employees,’’ in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company’s financial statements because the exercise price of the Company’s employee stock options equals the market price of the Company’s Common Stock on the date of grant.

Under the 2000 Non-Employee Directors’ Stock Option Plan (the ‘‘Board Plan’’), which has 1,000,000 shares of common stock reserved for issuance to non-employee directors and consultants, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the director’s first election to the Board of Directors and a grant to acquire 5,000 shares is effective on the date of the director’s reelection to the Board of Directors. During 2004, 295,000 options were issued to non-employee directors and consultants.

On October 6, 1998 and December 14, 1998, the Board of Directors approved the repricing of certain employee stock options. Approximately 673,750 shares were repriced to $0.67 per share on October 6, 1998 and December 14, 1998, representing a price that was not less than the market value at such dates. On December 14, 2000 the Board of Directors approved the repricing of certain options and accordingly, 1,524,500 shares were repriced to $.15 per share. Subsequent to the option repricing on December 14, 2000, the company measured compensation expense using variable plan accounting. Compensation cost continues to be adjusted for increases or decreases in the intrinsic value over the term of the options or until they are exercised or forfeited, or expire. The effect of this change was not material in fiscal year 2004 or 2003.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

8.	Compensation Programs: (Continued)

The following is a summary of options related to the 1994 Stock Option Plan and the Board Plan as of December 31:

	2004	Range of Option Prices Per Share	2003	Range of Option Prices Per Share
Options outstanding at beginning of year	3,150,000	$0.02-0.67	2,958,500	$0.02-0.05
Cancellations	(620,000)	$0.02-0.17	(198,000)	$0.02-.531
Granted	1,090,000	$0.055-0.30	389,500	$0.02-0.05
Exercised	(187,500)	$0.02-0.531	—	—
Options outstanding at end of year	3,432,500		3,150,000
Options exercisable at end of year	2,195,438		1,591,688
Options at available for grant at end of year	380,000		850,000

The following table summarizes information about significant groups of stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Exercisable Prices	Weighted Average Options Outstanding	Exercise Price	Weighted Average Remaining Contractual Life in Years	Weighted Average Options Exercisable	Exercise Price	Weighted Average Remaining Contractual Life in Years
$ .02 -.05	1,121,250	$.048	8	467,000	$.048	8
.055	495,000	.055	4	495,000	.055	4
.06 - 13	620,000	.082	7	330,000	.078	7
.15	856,250	.150	6	855,938	.150	6
.17	175,000	.17	9	—	.17	9
.20	60,000	.20	9	—	.20	9
.30	45,000	.30	10	—	.30	10
.531	10,000	.531	5	10,000	.531	5
.67	50,000	.670	7	37,500	.670	7

Had compensation expense for the Company's 2004 and 2003 grants for the stock-based compensation plan been determined based on the fair value of the options at their grant dates consistent with SFAS 123 ‘‘Accounting for Stock-Based Compensation’’, the Company's net loss and loss per common share for 2004 and 2003 would approximate the pro forma amounts below:

	2004	2003
Net loss:
As reported	$(1,944,185)	$(1,349,156)
Stock-based employee compensation	(65,752)	(41,396)
Pro forma	$(2,009,937)	$(1,390,552)
Loss per share:
As reported — Basic and diluted	(0.06)	(0.05)
Pro forma — Basic and diluted	(0.06)	(0.05)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during each of the years ended December 31, 2004 and 2003: dividend yield of 0%, risk-free weighted average interest rate of 5%,

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

8.	Compensation Programs: (Continued)

expected volatility factor of 132% and an expected option term of 10 years. The weighted average fair value at date of grant for options granted during 2004 and 2003 was $.17 and $0.05 per option, respectively.

401(k) Plan

Pursuant to the Orthometrix, Inc. Retirement Savings Plans, eligible employees may elect to contribute a portion of their salary on a pre-tax basis. With respect to employee contributions of up to 7% of salary, the Company makes a contribution at the rate of 25 cents on the dollar. Contributions are subject to applicable limitations contained in the Internal Revenue Code. Employees are at all times vested in their own contributions; Company matching contributions vest gradually over six years of service. The Company’s policy is to fund plan contributions as they accrue. Contribution expense was $13,623 and $5,428 for the years ended December 31, 2004 and 2003, respectively.

9.	Income Taxes:

The Company did not record a provision for income tax expense for the years ended December 31, 2004 and 2003 since any provision would be offset by the Company’s NOL carryforwards.

Income tax expense (benefit) differs from the statutory federal income tax rate of 34% for the years ended December 31 as follows:

	2004	2003
Statutory income tax rate	(34%)	(34.0%)
Valuation allowance	42.0	42.0
State income taxes, net of Federal benefit	(8.0)	(8.0)
	0.0%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes and net operating loss carryforwards. Significant components of the Company’s deferred tax assets and liabilities as of December 31 are summarized below:

2004
Deferred tax assets and liabilities:
Accrued liabilities	$3,581
Valuation allowance	(3,581)
Net current deferred tax assets	—
Net operating loss carryforwards	(7,100,094)
Valuation allowance	(7,100,094)
Net noncurrent deferred tax assets	—
Total deferred tax assets	$—

Realization of the deferred tax asset is dependent on the Company’s ability to generate sufficient taxable income in future periods. Based on the historical operating losses and the Company’s existing financial condition, in 2004 and 2003, the Company determined that it was more likely than not that the deferred tax assets would not be realized. Accordingly, the Company recorded a valuation allowance to reduce the deferred tax assets.

The Company has utilizable federal and state net operating loss carryforwards of approximately $16,904,985 at December 31, 2004 for income tax purposes, which expire in 2008 through 2023.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

10.	Commitments and Contingencies:

Legal Proceedings

In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, result of operations or cash flows of the Company.

Leases

Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2005	29,500
2006	30,816
2007	31,584
2008	18,424
$110,324

11.	Related Party Transactions:

Transactions with Certain Directors and Officers

During 2004, the Company borrowed $995,000 from several directors and officers of the Company and issued notes bearing interest at prime plus one (6% as of December 31, 2004) which mature one year from date of issuance. In addition, the Company borrowed $405,000 from unaffiliated individuals under the same terms and conditions.

For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $1,000,000 to $5,000,000 from an equity financing or (ii) sells substantially all of its assets. In addition, for the $500,000 of notes issued from August 2003 through November 2003, the Company was obligated to prepay the principal amount within 10 days upon the Company receiving the remaining $500,000 from the Asset Sale, which was released by Cooper to the Company on January 30, 2004. In February 2004, $350,000 of the borrowings were repaid from the $500,000 of sale proceeds received from Cooper. As additional compensation, the Company granted the note holders five-year warrants to purchase up to 1,360,000 shares of common stock at $0.05 per share.

As of December 31, 2004, $376,910 of the remaining proceeds received were allocated to the warrants based on the application of the Black-Scholes option pricing model, with the remaining proceeds of $223,090 allocated to the notes payable. The value allocated to the warrants is being amortized to interest expense over the term of the notes. At December 31 2004, the unamortized discount on the notes payable is $33,597. During 2004 and 2003, the Company recorded interest expense of $288,705 and $51,230, respectively.

In December 2004, the Board of Directors authorized the Company to offer to the holders of certain promissory notes issued by the Company the right to convert such notes into shares of the Company’s common stock, par value $.0005 per share. In a letter dated December 15, 2004, the Company offered the holders of such notes the right to convert $2,145,000 of such notes into shares of common stock at $0.2813 per share, which price is equal to 80% of the weighted average price of

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

11.	Related Party Transactions: (Continued)

the common stock during the period commencing November 15, 2004 and ending December 15, 2004. The promissory notes would mature at various intervals through January 2006. Each of the note holders were given the right to accept the Company’s offer by returning such holder’s note (marked ‘‘cancelled’’) to the Company.

Holders of such notes elected to convert $1,545,000 of notes (the ‘‘Total Conversion Amount’’) to Common Stock. Of the Total Conversion Amount, $1,235,000 were notes held by either officers, directors or affiliates of the Company. (Of the remaining $600,000 of outstanding notes, $455,000 are held by officers and directors of the Company.) The notes that were converted did not have a beneficial conversion feature.

Effective December 31, 2004, the Company converted the entire principal amounts (i.e., $1,545,000) of the promissory notes described above into 5,492,995 shares of common stock. The difference between the fair value price of the common stock on the date of conversion as compared to the conversion price is $47,789 and is recorded as interest expense and paid in capital.

In December 2003, the Company granted an entity affiliated with an officer of the Company warrants to purchase up to 240,000 shares of common stock at $0.05 per share as compensation for consulting services rendered. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $11,665. The value of the warrants was recorded as consulting expense and as additional paid-in-capital.

In January 2004, the Company granted a Director of the Company a warrant to purchase up to 50,000 shares of Common Stock at $0.05 per share in connection with the renewal for one year of an expired note. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $3,415. The value of the warrants was recorded as interest expense and as additional paid-in capital.

In November 2004, the Company granted a consultant warrants to purchase up to 75,000 shares of Common Stock at $0.36 per share for consulting services in lieu of his monthly retainer. The value of the warrants were based on the application of the Black-Scholes option pricing model valued at $23,670. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

In December 2004, the Company granted an Officer 317,000 shares of common stock at $0.26 per share for services rendered. The value of the stock was based on a 20% discount valued at $65,937. The value of the stock was recorded as consulting expense, common stock, and additional paid-in capital.

Transactions with Bionix

The Company and Bionix, a company of which Reynald G. Bonmati, the President and Chairman of the Board of the Company is President, were parties to three exclusive four-year sub-distribution agreements pursuant to which the Company has the right to purchase and sell certain systems and products from Bionix at a fixed percentage discount from contractually-stated selling prices. Under two separate sub-distribution agreements, dated October 1, 1999, the Company had the right to purchase and sell the pQCT and Galileo systems and products. Under the third sub-distribution agreement, dated February 17, 2000, the Company had the right to purchase and sell the Genestone 190 systems and products. During fiscal year 2002, the Company purchased from Bionix systems and products equal to approximately $4,500. Following the asset sale to Cooper, the Company focused exclusively on its musculoskeletal products and all Bionix rights from MIP were assigned to the Company for one dollar. Such rights also include the exclusive and perpetual authority, right and license in North America to seek PMA approval for the Orbasone, and to assemble, manufacture,

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

11.	Related Party Transactions: (Continued)

market, sell and service the Orbasone. The Orbasone systems and products have not yet been approved by the U.S. Food and Drug Administration for sale in the U.S.

12. Supplemental Sales and Customer Information:

During 2004, approximately 48% of total sales was derived from the Company’s four largest customers. During 2003, there were no significant customers. The Company’s largest customers are medical device distributors.

The Company’s sales consisted of domestic sales to customers and export sales to customers in the following geographic territories:

	2004		2003
Pacific Rim	$—	—%	$175	.01%
Europe/Middle East	3,000	.26	—	—
Latin America	8,257	.70	—	—
Canada	13,597	1.15	238,000	15.14
Export Sales	—	—	—	—
Domestic Sales	1,155,023	97.89	1,334,578	84.85
	$1,179,877	100.0%	$1,572,753	100.0%

13.	Quarterly Financial Data (Unaudited):

	2004 Quarters
	First	Second	Third	Fourth	Total
Revenue	$168,387	$274,468	$391,226	$1,179,877	$345,796
Gross Profit	94,679	185,643	227,739	651,068	143,007
Operating loss	(385,313)	(272,248)	(297,927)	(700,863)	(1,656,351)
Net loss	(424,225)	(309,028)	(360,817)	(802,326)	(1,944,185)
Weighted average shares:
Basic and diluted	29,544,621	29,825,944	29,825,944	31,235,286	31,235,286
Basic and diluted per share	$(0.01)	(0.01)	(0.01)	(0.03)	(0.06)

	2003 Quarters
	First	Second	Third	Fourth	Total
Revenue	$500,160	$361,319	$420,056	$291,218	$1,572,753
Gross Profit	345,871	240,305	282,537	195,071	1,063,784
Operating loss	(306,186)	(372,103)	(309,971)	(313,053)	(1,301,313)
Net loss	(312,098)	(381,108)	(320,838)	(335,112)	(1,349,156)
Weighted average shares:
Basic and diluted	29,544,621	29,544,621	29,544,621	29,544,621	29,544,621
Basic and diluted per share	(0.02)	(0.01)	(0.01)	(0.01)	(0.05)

14. Subsequent Events

On February 25, 2005, the Company entered into a Securities Purchase Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 of the Company’s common shares of beneficial interest, par value $.0005 per share, for an aggregate purchase price of $650,000, to Rock Creek Investment Partners, L.P.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

14. Subsequent Events (Continued)

On March 3, 2005 the Company entered into a Securities Purchase Agreement with Psilos Group Partners II SBIC, L.P. Pursuant to such agreement, the Company sold 4,000,000 of the Company’s common shares of beneficial interest, par value $.0005 per share, for an aggregate purchase price of $1,000,000, to Psilos Group Partners II SBIC, L.P. Albert S. Waxman, a director of Orthometrix, is a partner of Psilos Group Partners II SBIC, L.P.

On March 4, 2005, of the remaining $600,000 loan balance, $500,000 was repaid and $100,000 due to an officer was used to purchase him 400,000 shares, par value $.0005 per share.

ORTHOMETRIX, INC.

BALANCE SHEETS
AS OF SEPTEMBER 30, 2005 (UNAUDITED)

September 30, 2005
Assets
Current assets:
Cash	$14,429
Accounts receivable — trade	36,494
Inventories	264,006
Prepaid expenses and other current assets	126,063
Total current assets	440,992
Property and equipment, net	15,500
Other	11,658
Total Assets	$468,150
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable — trade	$442,230
Accrued expenses	65,210
Unearned service revenue	65,000
Related party loans	26,122
Total current liabilities	598,562
Stockholders' equity:
Common stock — par value $.0005 per share, 75,000,000 shares authorized, and 43,732,368 shares issued and outstanding	21,865
Additional paid-in capital	42,845,221
Accumulated deficit	(42,997,498)
Total stockholders' equity	(130,412)
Total Liabilities and Stockholders' Equity	$468,150

(See notes to financial statements)

ORTHOMETRIX, INC.

STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

	For The Nine Months Ended
	September 30, 2005	September 30, 2004
Revenue	$1,165,445	$834,081
Cost of revenue	479,744	326,020
Gross profit	685,701	508,061
Sales and marketing expense	889,712	477,209
General and administrative expense	969,436	716,178
Research and development expense	313,109	270,162
Operating loss	(1,486,556)	(955,488)
Interest expense	(40,340)	(139,151)
Interest income	3,648	570
Net loss	$(1,523,248)	$(1,094,069)
Basic and diluted weighted average shares	41,472,122	29,732,512
Basic and diluted loss per share: Net loss	$(0.04)	$(0.04)

(See notes to financial statements)

ORTHOMETRIX, INC.

STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

	For The Three Months Ended
	September 30, 2005	September 30, 2004
Revenue	$302,981	$391,226
Cost of revenue	135,762	163,487
Gross profit	167,219	227,739
Sales and marketing expense	343,938	166,861
General and administrative expense	303,226	233,900
Research and development expense	84,905	124,905
Operating loss	(564,850)	(297,927)
Interest expense	(11)	(63,124)
Interest income	212	234
Net loss	$(564,649)	$(360,817)
Basic and diluted weighted average shares	43,470,248	29,825,944
Basic and diluted loss per share: Net loss	$(0.01)	$(0.01)

(See notes to financial statements)

ORTHOMETRIX, INC.

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

	For The Nine Months Ended
	September 30 2005	September 30, 2004
Cash Flows From Operating Activities:
Net loss	$(1,523,248)	$(1,094,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock options and warrants issued to non-employees	203,709	7,980
Non-cash compensation	72,000	—
Amortization expense	33,597	88,754
Depreciation expense	4,210	4,131
Changes in assets and liabilities:
Decrease in accounts receivable	113,281	163,129
Increase in inventories	(143,546)	(31,928)
Increase in prepaid expenses and other current assets	(18,267)	(4,163)
(Decrease) increase in accounts payable	(85,596)	206,793
Decrease in accrued expenses	(78,519)	(4,203)
Increase (decrease) in unearned service revenue	18,612	(2,026)
Net cash used in operating activities	(1,403,767)	(665,603)
Cash Flows From Investing Activities:
Purchase of property and equipment	(1,954)	(742)
Net cash used in investing activities	(1,954)	(742)
Cash Flows From Financing Activities:
Repayment of borrowings from related parties	(500,000)	(350,000)
Proceeds of borrowings from related parties	65,000	1,025,000
Proceeds of issuance of common stock	1,740,000	—
Exercise of stock options and warrants	115,150	22,656
Net cash provided by financing activities	1,420,150	697,656
Net (decrease) increase in cash	14,429	31,311
Cash at beginning of period	—	44,121
Cash at end of period	$14,429	$75,432

(See notes to financial statements)

ORTHOMETRIX, INC.
NOTE TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

1.	Basis of Presentation and Going Concern:

The unaudited financial statements of Orthometrix, Inc. presented herein, do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2004, included in this prospectus. In the opinion of management, the interim unaudited financial statements contain all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the financial position, results of operations and cash flows for these interim periods.

During the past two fiscal years ended December 31, 2004 and 2003, the Company has experienced aggregate losses from operations of $3,293,341 and has incurred total negative cash flow from operations of $2,180,729 for the same two-year period. During the nine months ended September 30, 2005 the Company experienced a net loss of $1,523,248 and a negative cash flow from operating activities of $1,403,767. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s continued existence is dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of some of the Company’s remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining a line of credit. The Company completed a $1,740,000 share issuance in the first quarter of 2005. Subsequent to September 30, 2005, the company obtained a $350,000 line of credit from HSBC Bank USA, N.A. The line of credit has been guaranteed by certain officers of the Company and in connection with this guarantee they have been granted warrants to purchase up to 350,000 shares of Common Stock at $.25 per share. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received. The Company is also requesting prepayment from customers and attempting to more closely coordinate the timing of purchases.

The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2005.

2.:	Inventories:

As of September 30, 2005, inventories consisted of $264,006 of sub-assemblies, parts and spare parts.

3.	Cash Flows:

The Company paid $37,064 and $36,450 in interest during the nine months ended September 30, 2005 and 2004, respectively.

4.	Income Taxes:

The Company accounts for deferred income taxes by recognizing the tax consequences of ‘‘temporary differences’’ by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital. Realization of the deferred tax asset is dependent on the Company’s ability to generate sufficient taxable income in future periods. Based on the Company’s existing financial condition, the Company determined that it was more likely than not that the deferred tax assets would not be realized. Accordingly, the Company recorded a valuation allowance to reduce the deferred tax assets to zero.

ORTHOMETRIX, INC.
NOTE TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

5.	Contingency:

The Company leases its corporate office space located in White Plains, New York. Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2005	$29,500
2006	30,816
2007	31,584
2008	18,424
$110,324

6.	Related Party Transactions:

During the nine months ended September 30, 2005, there were $65,000 borrowings from officers and directors of the Company, as compared to the $995,000 borrowed from several officers and directors of the Company and $405,000 borrowed from unaffiliated individuals in 2004. The borrowings in 2005 were short term, non-interest bearing loans from certain officers pending the completion of the line of credit facility discussed in Note 1. The Company issued notes in 2004 bearing interest at prime plus one (6% as of December 31, 2004) which mature one year from the date of issuance and have all been repaid as of March 4, 2005.

In December 2004, the Board of Directors authorized the Company to offer to the holders of certain promissory notes issued by the Company the right to convert such notes into shares of Common Stock. Holders of such notes elected to convert $1,545,000 of notes (the ‘‘Total Conversion Amount’’) into 5,492,995 shares of Common Stock at $0.28 per share. Of the Total Conversion Amount, $1,300,000 were notes held by Michael W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000), André-Jacques Neusy (120,000), and Albert S. Waxman ($50,000), officers and directors of the Company. The notes that were converted did not have a beneficial conversion feature.

On February 25, 2005, the Company entered into a Securities Purchase Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 shares of Common Stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek Investment Partners, L.P. The market price of the Common Stock on February 25, 2005 was $0.33.

On March 3, 2005 the Company entered into a Securities Purchase Agreement with Psilos Group Partners II SBIC L.P (‘‘Psilos’’) and Reynald Bonmati. Pursuant to such agreement, the Company sold 4,000,000 shares of Common Stock at $0.25 per share for a purchase price of $1,000,000 to Psilos, (Dr. Waxman, a director of the Company, is Senior Managing Member of the general partner of Psilos), and sold 400,000 shares of Common Stock at $0.25 per share, for a purchase price of $100,000 to Reynald G. Bonmati, an officer and director of the Company. The $100,000 purchase price was deemed paid by Mr. Bonmati as a result of the cancellation of the aggregate amount of $100,000 of promissory notes issued by the Company in favor of Mr. Bonmati. On December 15, 2004, the Company’s Board of Directors (the ‘‘Board’’) authorized the commencement of negotiations with Psilos and other parties regarding the private sale of shares of the Company’s Common Stock. The Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with Psilos began on December 15, 2004, such discounted average price was approximately $0.28 per share. When Psilos was ready to close the transaction on March 3, 2005, such discounted average price had decreased to approximately $0.24 per share. The parties agreed to price the deal at $0.25 per share, with Psilos being issued 4,000,000 shares. In connection with the Psilos purchase, Mr. Bonmati accepted to purchase 400,000 shares on the same terms. The Board unanimously authorized and ratified the

ORTHOMETRIX, INC.
NOTE TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

6.	Related Party Transactions: (Continued)

transaction, with the related parties abstaining from the vote. The Company sold an additional 360,000 shares of Common Stock for $90,000 in conjunction with this offering. None of the investors of the 360,000 shares were employees or officers of the Company. The market price of the Common Stock on March 3, 2005 was $0.43. The discount on the 4,000,000 shares issued to Psilos did not relate, in any part, to compensation for director services for Dr. Waxman. The $72,000 discount on the 400,000 shares issued to Mr. Bonmati was recorded as compensation expense and as additional paid-in capital.

On March 4, 2005, the Company repaid the remaining $500,000 loan balance to Reynald G. Bonmati ($305,000), William Orr ($50,000), David E. Baines ($50,000), Ralph G Theodore and Ellen H. Theodore JTWROS ($25,000), John Utzinger ($20,000), and Farooq Kathwari ($50,000), officers, directors, and affiliates of the Company.

On March 11, 2005, the Company granted to a consultant a warrant to purchase up to 500,000 shares of Common Stock at $0.33 per share in consideration for the assistance with the financial structuring of the Company. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $144,600. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

During September 2005 there were $65,000 borrowings from certain officers of the Company. These non-interest bearing loans were borrowed to cover immediate cash needs prior to securing the credit facility and all but $25,000 were repaid by the filing of this report. The Company anticipates full repayment of the loans from the proceeds of their next sale.

Subsequent to September 30, 2005, certain officers guaranteed a line of credit for the Company for $350,000 from HSBC Bank USA, N.A. In connection with the guarantee, the Company granted these officers warrants to purchase up to 350,000 shares of Common Stock at $.25 per share.

7.	Stock-Based Compensation:

The Company applies Accounting Principles Board Opinion No. 25, ‘‘Accounting for Stock Options Issued to Employees.’’ The Company accounts for stock-based compensation to employees using the intrinsic value method, whereby compensation cost is recognized when the exercise price at the date of grant is less than the fair market value of the Company’s common stock. The Company discloses the proforma effect of compensation cost based on the fair value method for determining compensation cost. The value of stock-based compensation awarded to non-employees is determined using the fair value method. Compensation cost is recognized over the service or vesting period. Had the compensation cost for stock options granted to employees been determined using the fair value method, consistent with SFAS 123 ‘‘Accounting for Stock-Based Compensation’’, the Company’s net loss and loss per common share for the nine months ended September 30, 2005 and 2004 would approximate the pro forma amounts as follows:

ORTHOMETRIX, INC.
NOTE TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

7.	Stock-Based Compensation: (Continued)

	For the Nine Months Ended
	September 30, 2005	September 30, 2004
Net Loss, as reported	$(1,523,248)	$(1,094,069)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effect	(29,302)	(33,562)
Pro Forma net loss	$(1,552,550)	$(1,127,631)
Basic and diluted loss per share
As reported	$(.04)	$(.04)
Pro forma	$(.04)	$(.04)

During the nine months ended September 30, 2005, the Company’s board of directors approved a grant of stock options to employees and directors to purchase an aggregate of 1,110,000 shares of its common stock with exercise prices equal to the market price of stock on the date of grant. The options are 10-year options (with the exception of Mr. Bonmati, a 10% shareholder) and vest over 4 years.

During the nine months ended September 30, 2005, the Company’s board of directors approved a grant of stock options to independent consultants to purchase an aggregate of 245,000 shares of its common stock. The value of these issuances was based on the application of the Black-Scholes option pricing model and valued at $59,109. The value of options was recorded as consulting expense and additional paid-in capital.

At the 2005 annual meeting of stockholders on June 14, 2005, the shareholders approved an amendment to the Company’s Amended and Restated 1994 Stock Option and Incentive Plan for Employees, and the Amended and Restated 2000 Stock Option and Incentive Plan for Non Employee Directors and Consultants, to increase the authorized number of shares reserved for stock options from 3 million to 5 million and from 1 million to 1.5 million, respectively.

8.	Subsequent Events:

In October 2005, we obtained a $350,000 line of credit from HSBC Bank USA, N.A. The line of credit is secured by all of the assets of the Company and guaranteed by Mr. Bonmati (up to $175,000) and Mr. Koenig (up to $175,000). In connection with this guarantee, we granted these officers or their affiliates warrants to purchase up to 175,000 shares of Common Stock each at $.25 per share. On November 30, 2005, we had outstanding borrowings of $330,000 in principal amount under this line of credit.

On October 4, 2005, we borrowed $50,000 from Michael W. Huber, a director of the Company. The terms of the note provided for interest at the prime rate plus 1% and a maturity of October 4, 2006. In connection with these notes, warrants to purchase up to 50,000 shares of common stock at .25 per share were issued to Mr. Huber.

On October 7, 2005, we borrowed $20,000 from John Utzinger, an affiliate of the Company. The terms of the note provided for interest at the prime rate plus 1% and a maturity of October 7, 2006. In connection with these notes, warrants to purchase up to 20,000 shares of common stock at $.25 per share were issued to Mr. Utzinger.

On November 18, 2005, we borrowed $100,000 from Reynold G. Bonmati, an officer and director of the Company. The terms of the note provided for interest at the prime rate plus 1% and a maturity of November 18, 2006. In connection with these notes, warrants to purchase up to 100,000 shares of common stock at $.25 per share were issued to Mr. Bonmati.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors And Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our Bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our Bylaws.

We also have directors’ and officers’ liability insurance.

Item 25.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$247.17
Printing and engraving expenses	2,000.00
Legal fees and expenses	175,000.00
Accounting fees and expenses	5,000.00
Transfer agent and registrar’s fees and expenses	1,000.00
Total	$183,247.17

Item 26.    Recent Sales of Unregistered Securities

During the last three years, we have issued the following securities in reliance on one or more exemptions from registration under Section 4(2) of the Securities Act of 1993, as amended and Regulation D promulgated thereunder.

Each of the promissory notes listed below accrued interest annually at the JPMorgan Chase prime rate plus one percent and bears a scheduled maturity of one year from its date of issuance. For all of such promissory notes, we are obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if we (i) receive at least $1,000,000 to $5,000,000 from an equity financing or (ii) sells substantially all of our assets.

All of the warrants listed below expire five years from the date of grant and provide the holder with certain piggy-back registration rights in the event that we register shares of our common stock with the SEC, for our own account or the account of others. Except as otherwise noted, all of such warrants were granted in connection with the promissory notes listed below as additional consideration for the loans extended to us pursuant to such notes.

1.	$150,000 Promissory Note, dated January 6, 2003, between Orthometrix, Inc. and Michael W. Huber.

2.	$50,000 Promissory Note, dated January 22, 2003, between Orthometrix, Inc. and Yukon Associates.

3.	$100,000 Promissory Note, dated January 31, 2003, between Orthometrix, Inc. and Reynald Bonmati.

4.	$100,000 Promissory Note, dated May 27, 2003, between Orthometrix, Inc. and Reynald Bonmati.

5.	$100,000 Promissory Note, dated June 3, 2003, between Orthometrix, Inc. and Michael W. Huber.

6.	$30,000 Promissory Note, dated June 19, 2003, between Orthometrix, Inc. and Reynald Bonmati.

7.	$20,000 Promissory Note, dated June 23, 2003, between Orthometrix, Inc. and Reynald Bonmati.

8.	$25,000 Promissory Note, dated August 20, 2003, between Orthometrix, Inc. and Reynald Bonmati.

9.	$10,000 Promissory Note, dated August 26, 2003, between Orthometrix, Inc. and Reynald Bonmati.

10.	$40,000 Promissory Note, dated September 12, 2003, between Orthometrix, Inc. and Reynald Bonmati.

11.	$25,000 Promissory Note, dated September 12, 2003, between Orthometrix, Inc. and Yukon Associates.

12.	$50,000 Promissory Note, dated September 18, 2003, between Orthometrix, Inc. and Michael W. Huber.

13.	$25,000 Promissory Note, dated September 26, 2003, between Orthometrix, Inc. and Reynald Bonmati.

14.	$25,000 Promissory Note, dated October 3, 2003, between Orthometrix, Inc. and James Baker.

15.	$25,000 Promissory Note, dated October 6, 2003, between Orthometrix, Inc. and Arthur A. Rossler.

16.	$25,000 Promissory Note, dated October 8, 2003, between Orthometrix, Inc. and Yukon Associates.

17.	$20,000 Promissory Note, dated November 6, 2003, between Orthometrix, Inc. and Reynald Bonmati.

18.	$230,000 Promissory Note, dated November 7, 2003, between Orthometrix, Inc. and Reynald Bonmati.

19.	$45,000 Promissory Note, dated November 24, 2003, between Orthometrix, Inc. and Andre-Jacques Neusy.

20.	$25,000 Promissory Note, dated January 23, 2004, between Orthometrix, Inc. and Reynald Bonmati.

21.	$50,000 Promissory Note, dated January 26, 2004, between Orthometrix, Inc. and Reynald Bonmati.

22.	$405,000 Promissory Note, dated January 31, 2004, between Orthometrix, Inc. and Reynald Bonmati. This note replaces the notes dated August 20, 2003; August 26, 2003; September 12, 2003; September 26, 2003; November 6, 2003; November 7, 2003; January 23, 2004 and January 26, 2004 in the amounts of $25,000 ($20,000 of which was repaid on January 31, 2004); $10,000; $40,000; $25,000; $20,000; $230,000; $25,000 and $50,000, respectively, which are described above in items (8), (9), (10), (13), (17), (20) and (21). $305,000 of such note was repaid on March 7, 2005, $100,000 of such note was applied to cover the total purchase price of the 400,000 shares of common stock purchased by Mr. Bonmati pursuant to that certain Securities Purchase Agreement described in item (126) below.

23.	70,000 Promissory Note, dated January 31, 2004, between Orthometrix, Inc. and Yukon Associates. This note replaces notes dated January 22, 2003; September 12, 2003 and October 8, 2003 in the amounts of $50,000 ($30,000 of which was repaid on January 31, 2004), $25,000 and $25,000, respectively.

24.	$50,000 Promissory Note, dated February 20, 2004, between Orthometrix, Inc. and Reynald Bonmati.

25.	$50,000 Promissory Note, dated February 25, 2004, between Orthometrix, Inc. and Reynald Bonmati.

26.	$50,000 Promissory Note, dated March 4, 2004, between Orthometrix, Inc. and Arthur A. Rossler Trust.

27.	$50,000 Promissory Note, dated April 1, 2004, between Orthometrix, Inc. and David E. Baines.

28.	$25,000 Promissory Note, dated April 27, 2004, between Orthometrix, Inc. and Reynald Bonmati.

29.	$50,000 Promissory Note, dated April 28, 2004, between Orthometrix, Inc. and First Global Services Corp.

30.	$50,000 Promissory Note, dated May 6, 2004, between Orthometrix, Inc. and Albert S. Waxman.

31.	$50,000 Promissory Note, dated May 17, 2004, between Orthometrix, Inc. and Reynald Bonmati.

32.	$100,000 Promissory Note, dated May 27, 2004, between Orthometrix, Inc. and Reynald Bonmati. This note replaces the note dated May 27, 2003 in the amount of $100,000, which is described in item (4) above.

33.	$50,000 Promissory Note, dated June 1, 2004, between Orthometrix, Inc. and Reynald Bonmati.

34.	$25,000 Promissory Note, dated June 8, 2004, between Orthometrix, Inc. and Yukon Associates.

35.	$150,000 Promissory Note, dated June 10, 2004, between Orthometrix, Inc. and Michael W. Huber.

36.	$50,000 Promissory Note, dated June 23, 2004, between Orthometrix, Inc. and Reynald Bonmati. This note replaces notes dated June 19, 2003 and June 23, 2003 in the amounts $30,000 and $20,000, respectively, which are described in items (6) and (7) above).

37.	$10,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and The Chrystele Bonmati Trust.

38.	$25,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy.

39.	$25,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and The Arthur A. Rossler Trust.

40.	$25,000 Promissory Note, dated June 30, 2004, between Orthometrix, Inc. and Ralph G. Theodore and Ellen H. Theodore JTWROS.

41.	$25,000 Promissory Note, dated August 18, 2004, between Orthometrix, Inc. and Yukon Associates.

42.	$50,000 Promissory Note, dated August 27, 2004, between Orthometrix, Inc. and Reynald Bonmati.

43.	$50,000 Promissory Note, dated September 10, 2004, between Orthometrix, Inc. and Michael W. Huber.

44.	$80,000 Promissory Note, dated September 13, 2004, between Orthometrix, Inc. and Reynald Bonmati.

45.	$35,000 Promissory Note, dated September 27, 2004, between Orthometrix, Inc. and Reynald Bonmati.

46.	$25,000 Promissory Note, dated September 28, 2004, between Orthometrix, Inc. and The Arthur A. Rossler Trust dated 12/30/99.

47.	$10,000 Promissory Note, dated October 6, 2004, between Orthometrix, Inc. and Philip Casesa.

48.	$50,000 Promissory Note, dated October 18, 2004, between Orthometrix, Inc. and Farooq Kathwari.

49.	$50,000 Promissory Note, dated October 18, 2004, between Orthometrix, Inc. and Kevin Curley.

50.	$50,000 Promissory Note, dated October 18, 2004, between Orthometrix, Inc. and Andres-Jacques Neusy

51.	$50,000 Promissory Note, dated October 20, 2004, between Orthometrix, Inc. and David Baines.

52.	$50,000 Promissory Note, dated October 29, 2004, between Orthometrix, Inc. and Reynald Bonmati.

53.	$5,000 Promissory Note, dated November 5, 2004, between Orthometrix, Inc. and Reynald Bonmati.

54.	$20,000 Promissory Note, dated November 9, 2004, between Orthometrix, Inc. and John Utzinger.

55.	$50,000 Promissory Note, dated December 6, 2004, between Orthometrix, Inc. and Reynald Bonmati.

56.	$25,000 Promissory Note, dated January 7, 2005, between Orthometrix, Inc. and Bones L.L.C.

57.	$15,000 Promissory Note, dated January 12, 2005, between Orthometrix, Inc. and Reynald Bonmati

58.	$50,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and Michael W. Huber.

59.	$20,000 Promissory Note, dated October 11, 2005, between Orthometrix, Inc. and John Utzinger.

60.	$100,000 Promissory Note, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati.

61.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated October 3, 2003, between Orthometrix, Inc. and James Baker.

62.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated April 1, 2004, between Orthometrix, Inc. and David E. Baines.

63.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 18, 2004, between Orthometrix, Inc. and David E. Baines.

64.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated January 7, 2005, between Orthometrix, Inc. and Bones LLC.

65.	Warrant to purchase 175,000 shares of common stock at an exercise price of $0.25 per share, dated October 3, 2005, between Orthometrix, Inc. and Bones LLC. Such warrant was granted as consideration for Reynald H. Bonmati’s guarantee of one-half of a $350,000 line of credit for our company with HSBC Bank USA, N.A. Mr. Bonmati is a managing member of Bones, LLC.

66.	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated January 22, 2003, between Orthometrix, Inc. and Reynald Bonmati.

67.	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated May 27, 2003, between Orthometrix, Inc. and Reynald Bonmati.

68.	Warrant to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, dated June 19, 2003, between Orthometrix, Inc. and Reynald Bonmati.

69.	Warrant to purchase 20,000 shares of common stock at an exercise price of $0.05 per share, dated June 23, 2003, between Orthometrix, Inc. and Reynald Bonmati.

70.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated August 20, 2003, between Orthometrix, Inc. and Reynald Bonmati.

71.	Warrant to purchase 10,000 shares of common stock at an exercise price of $0.05 per share, dated August 26, 2004, between Orthometrix, Inc. and Reynald Bonmati.

72.	Warrant to purchase 40,000 shares of common stock at an exercise price of $0.05 per share, dated September 12, 2003, between Orthometrix, Inc. and Reynald Bonmati.

73.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated September 26, 2003, between Orthometrix, Inc. and Reynald Bonmati.

74.	Warrant to purchase 250,000 shares of common stock at an exercise price of $0.05 per share, dated November 7, 2003, between Orthometrix, Inc. and Reynald Bonmati.

75.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated January 23, 2004, between Orthometrix, Inc. and Reynald Bonmati.

76.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 26, 2004, between Orthometrix, Inc. and Reynald Bonmati.

77.	Warrant to purchase 405,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Reynald Bonmati.

78.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated February 20, 2004, between Orthometrix, Inc. and Reynald Bonmati.

79.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated February 25, 2004, between Orthometrix, Inc. and Reynald Bonmati.

80.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated April 27, 2004, between Orthometrix, Inc. and Reynald Bonmati.

81.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated May 17, 2004, between Orthometrix, Inc. and Reynald Bonmati.

82.	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated May 26, 2004, between Orthometrix, Inc. and Reynald Bonmati.

83.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated June 1, 2004, between Orthometrix, Inc. and Reynald Bonmati.

84.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated June 23, 2004, between Orthometrix, Inc. and Reynald Bonmati.

85.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated August 30, 2004, between Orthometrix, Inc. and Reynald Bonmati.

86.	Warrant to purchase 80,000 shares of common stock at an exercise price of $0.05 per share, dated September 13, 2004, between Orthometrix, Inc. and Reynald Bonmati.

87.	Warrant to purchase 35,000 shares of common stock at an exercise price of $0.05 per share, dated September 27, 2004, between Orthometrix, Inc. and Reynald Bonmati.

88.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 29, 2004, between Orthometrix, Inc. and Reynald Bonmati.

89.	Warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share, dated November 5, 2004, between Orthometrix, Inc. and Reynald Bonmati.

90.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated December 6, 2004, between Orthometrix, Inc. and Reynald Bonmati.

91.	Warrant to purchase 15,000 shares of common stock at an exercise price of $0.05 per share, dated January 5, 2005, between Orthometrix, Inc. and Reynald Bonmati.

92.	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati.

93.	Warrant to purchase 10,000 shares of common stock at an exercise price of $0.05 per share, dated October 5, 2004, between Orthometrix, Inc. and Philip Casesa.

94.	Warrant to purchase 10,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and The Chrystele Bonmati Trust.

95.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 18, 2004, between Orthometrix, Inc. and Kevin Curley.

96.	Warrant to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, dated January 6, 2003, between Orthometrix, Inc. and Michael Huber.

97.	Warrant to purchase 100,000 shares of common stock at an exercise price of $0.05 per share, dated June 3, 2003, between Orthometrix, Inc. and Michael Huber.

98.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated September 18, 2003, between Orthometrix, Inc. and Michael Huber.

99.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Michael Huber.

100.	Warrant to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, dated June 10, 2004, between Orthometrix, Inc. and Michael Huber.

101.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated September 10, 2004, between Orthometrix, Inc. and Michael Huber.

102.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.25 per share, dated October 4, 2005, between Orthometrix, Inc. and Michael Huber.

103.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 18, 2004, between Orthometrix, Inc. and Farooq Kathwari.

104.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated January 22, 2003, between Orthometrix, Inc. and Yukon Associates.

105.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated September 12, 2003, between Orthometrix, Inc. and Yukon Associates.

106.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated October 8, 2003, between Orthometrix, Inc. and Yukon Associates.

107.	Warrant to purchase 240,000 shares of common stock at an exercise price of $0.05 per share, dated December 19, 2003, between Orthometrix, Inc. and Neil H. Koenig. Such warrant was granted as consideration for services performed by Mr. Koenig for our company with a monetary value of $60,000.

108.	Warrant to purchase 70,000 shares of common stock at an exercise price of $0.05 per share, dated January 31, 2004, between Orthometrix, Inc. and Yukon Associates.

109.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 8, 2004, between Orthometrix, Inc. and Yukon Associates.

110.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated August 18, 2004, between Orthometrix, Inc. and Yukon Associates.

111.	Warrant to purchase 175,000 shares of common stock at an exercise price of $0.25 per share, dated October 3, 2005, between Orthometrix, Inc. and Neil H. Koenig. Such warrant was granted as consideration for Mr. Koenig’s guarantee of one-half of a $350,000 line of credit for our company with HSBC Bank USA, N.A.

112.	Warrant to purchase 45,000 shares of common stock at an exercise price of $0.05 per share, dated November 24, 2003, between Orthometrix, Inc. and Andre-Jacques Neusy.

113.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy.

114.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated October 18, 2004, between Orthometrix, Inc. and Andre-Jacques Neusy.

115.	Warrant to purchase 500,000 shares of common stock at an exercise price of $0.35 per share, dated March 11, 2005, between Orthometrix, Inc. and John C. Sites, Jr. The value of the warrants was $144,600, based on the application of the Black Scholes option pricing model and this value was recorded as consulting expense and as additional paid-in capital. Mr. Sites recently transferred this warrant to Rock Creek.

116.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated October 1, 2003, between Orthometrix, Inc. and Arthur A. Rossler.

117.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated March 1, 2004, between Orthometrix, Inc. and Arthur A. Rossler.

118.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and Arthur A. Rossler.

119.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated September 28, 2004, between Orthometrix, Inc. and Arthur A. Rossler.

120.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated April 28, 2004, between Orthometrix, Inc. and William Orr.

121.	Warrant to purchase 25,000 shares of common stock at an exercise price of $0.05 per share, dated June 30, 2004, between Orthometrix, Inc. and Ralph G. Theodore.

122.	Warrant to purchase 20,000 shares of common stock at an exercise price of $0.05 per share, dated November 9, 2004, between Orthometrix, Inc. and John Utzinger.

123.	Warrant to purchase 20,000 shares of common stock at an exercise price of $0.25 per share, dated October 11, 2005, between Orthometrix, Inc. and John Utzinger.

124.	Warrant to purchase 50,000 shares of common stock at an exercise price of $0.05 per share, dated May 6, 2004, between Orthometrix, Inc. and Albert S. Waxman.

125.	Warrant to purchase 75,000 shares of common stock at an exercise price of $0.36 per share, dated November 9, 2004, between Orthometrix, Inc. and Bio Medical Technology, Inc. Such warrant was granted as consideration for consulting services performed by Dave Balzer in lieu of his monthly retainer. The value of the warrants were based on the application of the Black-Scholes option pricing model valued at $23,670.

126.	In December 2004, holders of the promissory notes described in items (19), (23), (24), (25), (27), (29), (30), (31), (32), (33), (34), and (35), (36), (37), (38), (39), (41), (42), (43), (44), (45), (46), (48), (49), (50), (51), (52), (53), (55), (56) and (57) above were given the opportunity to convert such notes into shares of our common stock at a price of $0.2813 per share, which price is equal to 80% of the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004. All of the promissory notes were scheduled to mature at various intervals through January 2006. Holders of such notes elected to convert $1,545,000 of notes, or the Total Conversion Amount, to common stock. Effective December 31, 2004, the entire principal amounts (i.e., $1,545,000) of such promissory notes were converted into 5,492,995 shares of common stock at $0.28 per share. Of the Total Conversion Amount, $1,300,000 were notes held by officers and directors, Michael W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000), Andre-Jacques Neusy ($120,000), and Albert S. Waxman ($50,000). The issuance of the shares of common stock was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

127.	On February 25, 2005, Orthometrix, Inc. issued to Rock Creek Investment Partners, LP 2,321,429 shares of common stock for an aggregate purchase price of $650,000. The sale of the shares was made in a private transaction under Regulation D of the Securities Act of 1933, as amended.

128.	On March 3, 2005, pursuant to a Securities Purchase Agreement, Orthometrix, Inc. issued to Psilos Group Partners II SBIC, L.P. 4,000,000 shares of common stock for an aggregate purchase price of $1,000,000. The sale of the shares was made in a private transaction under Regulation D of the Securities Act of 1933, as amended.

Item 27.    Exhibits and Financial Statement Schedules

Exhibits

2.1	Asset Purchase Agreement with Cooper Surgical Acquisition Corp. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 8-K filed on April 15, 2002).
3.1	Restated Certificate of Incorporation of Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-Q filed on November 13, 1997).
3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
3.3	By-laws of Orthometrix, Inc. as amended (incorporated by reference to the Company’s Report on Form S-1 (Registration No. 33-93220) effective August 1, 1995).
4.1	Form of warrant to purchase shares of common stock of Orthometrix, Inc.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.
10.1*	Assignment and Assumption Agreement, dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).

10.2*	Product Approval and Licensing Agreement, dated February 12, 2002, by and between M.I.P. Gmbh and Bionix L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.3*	Assignment and Assumption Agreement dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.4*	Distribution Agreement, dated as of October 1, 1999, by and between and Stratec Medizintechnik, GmbH and Bionix, L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.5*	Assignment and Assumption Agreement dated as of April 12, 2002 by and between Bionix, LLC, and Orthometrix, LLC (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.6*	Distribution Agreement, dated as of October 1, 1999 by and between and Novotec Maschinen GmbH and Bionix, L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.7	$50,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and Michael W. Huber.
10.8	$20,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and John Utzinger.
10.9	$100,000 Promissory Note, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati.
10.10	Stock Purchase Agreement, dated February 25, 2005, between Orthometrix, Inc. and Rock Creek Investment Partners, L.P. (incorporated by reference to the Company’s Report on Form 10-KSB filed March 24, 2005).
10.11	Stock Purchase Agreement, dated March 3, 2005, between Orthometrix, Inc. and Psilos Group Partners II SBIC, L.P. (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
10.12	Amended and Restated 1994 Stock Option and Incentive Plan for Employees (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
10.13	Amended and Restated 2000 Stock Option and Incentive Plan for Non Employee Directors and Consultants (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
10.14	Small Business Grid Note, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc.
10.15	General Security Agreement, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc.
23.1	Consent of Radin, Glass & Co., LLP.
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*	Confidential treatment requested for certain portions of these agreements.

    (B) Financial Statement Schedules

All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28.    Undertakings

The undersigned small business issuer hereby undertakes to:

(1)    For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2)    For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

(1)    To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(c)    Include any additional or changed material information on the plan of distribution.

(2)    For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 2nd day of December, 2005.

Orthometrix, Inc.
By: /s/ Reynald G. Bonmati

Reynald G. Bonmati Chairman of the Board and President (Principal Executive Officer and Director)
By: /s/ Neil H. Koenig

Neil H. Koenig Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reynald G. Bonmati and Neil H. Koenig as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Reynald G. Bonmati	President (Principal Executive Officer)	December 2, 2005

Reynald G. Bonmati

/s/ Neil H. Koenig	Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2005

Neil H. Koenig

/s/ Michael W. Huber	Director	December 2, 2005

Michael W. Huber

/s/ William Orr	Director	December 2, 2005

William Orr

/s/ Albert S. Waxman	Director	December 2, 2005

Albert S. Waxman

/s/ Andre-Jacques Neusy	Director	December 2, 2005

Andre-Jacques Neusy

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement with Cooper Surgical Acquisition Corp. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 8-K filed on April 15, 2002).
3.1	Restated Certificate of Incorporation of Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-Q filed on November 13, 1997).
3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
3.3	By-laws of Orthometrix, Inc. as amended (incorporated by reference to the Company’s Report on Form S-1 (Registration No. 33-93220) effective August 1, 1995).
4.1	Form of warrant to purchase shares of common stock of Orthometrix, Inc.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.
10.1*	Assignment and Assumption Agreement, dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.2*	Product Approval and Licensing Agreement, dated February 12, 2002, by and between M.I.P. Gmbh and Bionix L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.3*	Assignment and Assumption Agreement dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.4*	Distribution Agreement, dated as of October 1, 1999, by and between and Stratec Medizintechnik, GmbH and Bionix, L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.5*	Assignment and Assumption Agreement dated as of April 12, 2002 by and between Bionix, LLC, and Orthometrix, LLC (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.6*	Distribution Agreement, dated as of October 1, 1999 by and between and Novotec Maschinen GmbH and Bionix, L.L.C. (incorporated by reference to the Company’s Report on Form 10-QSB filed on May 15, 2003).
10.7	$50,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and Michael W. Huber.
10.8	$20,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and John Utzinger.
10.9	$100,000 Promissory Note, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati.
10.10	Stock Purchase Agreement, dated February 25, 2005, between Orthometrix, Inc. and Rock Creek Investment Partners, L.P. (incorporated by reference to the Company’s Report on Form 10-KSB filed March 24, 2005).
10.11	Stock Purchase Agreement, dated March 3, 2005, between Orthometrix, Inc. and Psilos Group Partners II SBIC, L.P. (incorporated by reference to the Company's Report on Form 10-QSB filed on August 2, 2005).

Exhibit Number	Description of Exhibit
10.12	Amended and Restated 1994 Stock Option and Incentive Plan for Employees (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
10.13	Amended and Restated 2000 Stock Option and Incentive Plan for Non Employee Directors and Consultants (incorporated by reference to the Company’s Report on Form 10-QSB filed on August 2, 2005).
10.14	Small Business Grid Note, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc.
10.15	General Security Agreement, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc.
23.1	Consent of Radin, Glass & Co., LLP.
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

* Confidential treatment requested for certain portions of these agreements.